Filed pursuant to Rule 424(b)(3)
Registration File No. 333-128652-01

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement Dated October 17, 2007

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 17, 2007)

24,000,000 Equity Units
(Initially Consisting of 24,000,000 Corporate Units)

CIT Group Inc.

This is an offering of Equity Units by CIT Group Inc. Each Equity Unit will have a stated amount of $25 and will consist of a purchase contract issued by us and, initially, a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount senior note due November 15, 2015 issued by us, which we refer to as a Corporate Unit.

•

The purchase contract will obligate you to purchase from us, no later than November 17, 2010, for a price of $25 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

•

if the applicable market value of our common stock, which will be determined by reference to average closing prices of our common stock over the 20-trading day period ending on the third trading day prior to November 17, 2010, equals or exceeds the threshold appreciation price of $  , the settlement rate will be   shares of our common stock.

•

if the applicable market value is less than the threshold appreciation price, but greater than the reference price of $  , a number of shares of our common stock having a value, based on the average closing price, equal to $25; and

•	if the applicable market value is less than or equal to the reference price, shares of our common stock.

•

The notes will bear interest at a rate of  % per year, payable quarterly. The notes will be remarketed as described in this prospectus supplement. If this remarketing is successful, the interest rate on the notes will be reset and thereafter interest will be payable semi-annually at the reset rate.

•	We will also pay you quarterly contract adjustment payments at a rate of % per year of the stated amount of $25 per Equity Unit, or $ per year, as described in this prospectus supplement.

•

You can create Treasury Units from Corporate Units by substituting Treasury securities for your undivided beneficial ownership interest in the notes or the applicable ownership interest in the Treasury portfolio comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting your undivided beneficial ownership interest in the notes or the applicable ownership interest in the Treasury portfolio for the Treasury securities comprising a part of the Treasury Units.

•

Your ownership interest in the notes or the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

•

If there is a successful remarketing of the notes on or prior to the third business day immediately preceding November 17, 2010 and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contracts, unless you have elected to settle with separate cash.

•	In connection with a successful remarketing, we may change various terms of the indenture governing the notes, as described more fully in this prospectus supplement.

We will apply for listing of the Corporate Units on the New York Stock Exchange under the symbol “  .” We expect trading of the Corporate Units on the New York Stock Exchange to commence within 30 days of the initial delivery of the Corporate Units. Prior to this offering, there has been no public market for the Corporate Units.

Our common stock is listed on the New York Stock Exchange under the symbol “CIT.” The last reported sale price of our common stock on October 16, 2007 was $37.12 per share.

Investing in the Equity Units involves risks. See “Risk Factors” beginning on page S-15.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to CIT Group Inc.
Per Unit	$	$	$
Total	$	$	$

We have granted the underwriters a 30-day option to purchase up to 3,600,000 additional Corporate Units solely to cover over-allotments, if any.

The underwriters expect to deliver the Corporate Units to purchasers on or about  , 2007.

Morgan Stanley     Citi
Banc of America Securities LLC     Goldman, Sachs & Co.     Lehman Brothers

                         , 2007

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Equity Units that we are offering and other matters relating to us and our financial condition. The second part is the attached base prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the Equity Units we are offering. The description of the terms of the Equity Units, the purchase contracts and the notes contained in this prospectus supplement supplements the description in the accompanying prospectus under “Description of Debt Securities” and “Description of Stock Purchase Contracts and Stock Purchase Units” and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in the prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Except as used in “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes,” as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” “the company,” “CIT,” “CIT Group” and “CIT Group Inc.” refer to CIT Group Inc. and its subsidiaries. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus or any free writing prospectus prepared by CIT. We and the underwriters have not authorized anyone else to provide you with different or additional information. We are not making an offer of these Equity Units in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or in the prospectus is accurate as of any date other than the date on the front of that document.

The distribution of this prospectus supplement and the attached prospectus and the offering of the Equity Units in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the attached prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the attached prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Equity Units. We are not making any representation to you regarding the legality of an investment in the Equity Units by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

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SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the attached prospectus and the documents incorporated by reference in this prospectus supplement.

CIT Group Inc.

CIT Group Inc., a Delaware corporation, is a leading global commercial finance company with a focus on middle-market companies. Founded in 1908, we provide financing and leasing capital for consumers and companies in a wide variety of industries. We offer vendor, equipment and commercial finance products, factoring, small business lending, student lending, structured financing products, and commercial real estate financing, as well as mergers and acquisitions and management advisory services. We also own a significant home lending portfolio, although on July 18, 2007, we announced our decision to exit the home lending business and redeploy resources to other businesses. We ceased originating new home lending assets on August 28, 2007.

We have broad access to customers and markets through our diverse businesses. Each business has industry alignment and focuses on specific sectors, products, and markets, with portfolios diversified by client and geography. The majority of our businesses focus on commercial clients ranging from small to larger companies with particular emphasis on the middle-market. We serve a wide variety of industries, including manufacturing, transportation, retailing, wholesaling, construction, healthcare, communications, media and entertainment and various service-related industries. We also provide financing to consumers in the student loan market and in connection with certain of our vendor programs.

Our commercial products include direct loans and leases, operating leases, leveraged and single investor leases, secured revolving lines of credit and term loans, credit and interest rate protection, accounts receivable collection, import and export financing, debtor-in-possession and turnaround financing, acquisition and expansion financing and U.S. government-backed small business loans. Consumer products are primarily government-backed student loans. Our commercial and consumer offerings include both fixed and floating-interest rate products.

We also offer a wide variety of services to our clients, including capital markets structuring and syndication, finance-based insurance, and advisory services in asset finance, balance sheet restructuring, merger and acquisition and commercial real estate analysis.

We generate transactions through direct calling efforts with borrowers, lessees, equipment end-users, vendors, manufacturers and distributors, and through referral sources and other intermediaries. In addition, our business units work together both in referring transactions among units (i.e. cross-selling) and by combining various products and structures to meet our customers’ overall financing needs. We also buy and sell participations in and syndications of finance receivables and lines of credit. From time to time, in the normal course of business, we purchase finance receivables on a wholesale basis (commonly called bulk portfolio purchases).

We generate revenue by earning interest income on the loans we hold on our balance sheet, collecting rentals on the equipment we lease and generating fee and other income from our service-based operations. We also sell certain finance receivables and equipment to reduce our concentration risk, manage our balance sheet or improve profitability.

We fund our businesses in the capital markets. The primary funding sources are term debt (U.S., European and other), commercial paper (U.S., Canada and Australia), and asset-backed securities (U.S. and Canada).

Our principal executive offices are located at 505 Fifth Avenue, New York, New York 10017. Our telephone number is (212) 771-0505.

THE OFFERING

What are Corporate Units?

The Equity Units will initially consist of 24,000,000 Corporate Units (up to 27,600,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $25. You can create Treasury Units from Corporate Units in the manner described below under “How can I create Treasury Units from Corporate Units?”

What are the components of a Corporate Unit?

Each Corporate Unit initially consists of a purchase contract and a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 principal amount of our senior notes due November 15, 2015. The undivided beneficial ownership interest in notes corresponds to $25 principal amount of our notes. The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, except in certain limited circumstances. Your undivided beneficial ownership interest in notes comprising part of each Corporate Unit is owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract. If a special event redemption occurs prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, the notes comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under “What is the Treasury Portfolio?” and the applicable ownership interest in the Treasury portfolio will then be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

Each purchase contract that is a component of a Corporate Unit obligates you to purchase, and obligates us to sell, on November 17, 2010, which we refer to as the purchase contract settlement date, for $25 in cash, a number of newly issued shares of our common stock equal to the “settlement rate.” The settlement rate will be calculated, subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts—Anti-dilution Adjustments” and “Description of the Purchase Contracts—Early Settlement Upon Cash Merger,” as follows:

•	if the applicable market value (as defined below) of our common stock is equal to or greater than the threshold appreciation price of $ , the settlement rate will be shares of our common stock;

•

if the applicable market value of our common stock is less than the threshold appreciation price but greater than the reference price of $       , the settlement rate will be a number of shares of our common stock equal to $25 divided by the applicable market value; and

•	if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be shares of our common stock.

“Applicable market value” means the average of the closing prices per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts—Anti-dilution Adjustments.” The “reference price” equals the reported last sale price of our common stock on the New York Stock Exchange on October  , 2007. The “threshold appreciation price” represents a  % appreciation over the reference price.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to this fraction multiplied by the applicable market value.

You may satisfy your obligation to purchase our common stock pursuant to the purchase contracts as described under “How can I satisfy my obligation under the purchase contracts?” below.

What is a Treasury Unit?

A Treasury Unit is a unit created from a Corporate Unit and consists of a purchase contract and a 1/40, or 2.5%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount at maturity of $1,000 that matures on November 15, 2010 or earlier (CUSIP No. 912820MJ3), which we refer to as a Treasury security. The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury Units from Corporate Units?

Each holder of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the first remarketing date, as defined herein, to substitute for the related undivided beneficial ownership interest in notes or applicable ownership interests in the Treasury portfolio, as the case may be, held by the collateral agent, Treasury securities with a total principal amount at maturity equal to the aggregate principal amount of the notes underlying the undivided beneficial ownership interests in notes for which substitution is being made. Because Treasury securities and the notes are issued in minimum denominations of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 40 Corporate Units. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may substitute Treasury securities for the applicable ownership interests in the Treasury portfolio only in integral multiples of               Corporate Units. This substitution will create Treasury Units, and the notes underlying the undivided beneficial ownership interest in notes, or the applicable ownership interests in the Treasury portfolio, will be released to the holder and such notes will be separately tradable from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

Each holder of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the first remarketing date, to substitute for the related Treasury securities held by the collateral agent, notes or applicable ownership interests in the Treasury portfolio, as the case may be, having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made. Because Treasury securities and the notes are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 40 Treasury Units. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Treasury Units may substitute applicable ownership interests in the Treasury portfolio for Treasury securities only in integral multiples of               Corporate Units. This substitution will recreate Corporate Units and the applicable Treasury securities will be released to the holder and will be separately tradable from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

Holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of their pro rata share of interest payments on the notes, equivalent to the rate of  % per year, on the undivided beneficial ownership interest in notes (or distributions on the applicable ownership interests in the Treasury portfolio if the notes have been replaced by the Treasury portfolio) and quarterly contract adjustment payments payable by us at the rate of     % per year on the stated amount of $25 per Corporate Unit.

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of     % per year on the stated amount of $25 per Treasury Unit. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units, but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the notes that were released to them when they created the Treasury Units as long as they continue to hold such notes.

What are the payment dates for the Corporate Units and Treasury Units?

The payments described above in respect of the Equity Units will be payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing February 17, 2008. We will make these payments to the person in whose name the Equity Unit is registered at the close of business on the first day of the month in which the payment date falls.

What is remarketing?

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a special event redemption, remarketing of the notes will be attempted on or after November 2, 2010, but no later than November 10, 2010 (the fifth business day immediately preceding the purchase contract settlement date), as specified by us and notified to the holders of the Corporate Units, as described under “Illustrative Remarketing Timeline” below, on October 5, 2010 (the 20th business day prior to November 2, 2010). The date so specified will be the “first remarketing date.” If the remarketing on the first remarketing date fails, remarketing will be attempted on each successive business day to, and including, the earlier of (i) November 12, 2010 (the third business day immediately preceding the purchase contract settlement date) and (ii) the day on which successful remarketing takes place. The remarketing agents will use their reasonable efforts to obtain a price for the notes to be remarketed that results in proceeds of at least 100% of the aggregate principal amount of such notes.

Upon a successful remarketing, the portion of the proceeds equal to the total principal amount of the notes underlying the Corporate Units will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. If any proceeds remain after this application, the remarketing agents will remit such proceeds for the benefit of the holders. We will separately pay a fee to the remarketing agents for their services as remarketing agents. Corporate Unit holders whose notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

What happens if the notes are not successfully remarketed?

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a special event redemption, if (1) despite using their reasonable efforts, the remarketing agents cannot remarket the notes in a remarketing on or prior to November 12, 2010 (the third business day immediately preceding the purchase contract settlement date), other than to us, at a price equal to or greater than 100% of the aggregate principal amount of the notes remarketed, or (2) the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed final remarketing, holders of all notes will have the right to put their notes to us for an amount equal to the principal amount of their notes on the purchase contract settlement date. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the notes underlying such Corporate Units unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the collateral agent $25 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 40 Corporate Units. Unless a holder of Corporate Units has settled the related purchase contracts with separate cash on or prior to the purchase contract settlement date, the holder will be deemed to have elected to apply the put price against such holder’s obligations to us under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to the holder our common stock pursuant to the related purchase contracts.

Do I have to participate in the remarketing?

You may elect not to participate in any remarketing and to retain the notes underlying the undivided beneficial ownership interests in notes comprising part of your Corporate Units by (1) creating Treasury Units at any time on or prior to the second business day immediately prior to the first remarketing date or (2) notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the second business day before the first remarketing date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the first business day before the first remarketing date. Whether or not you participate in the remarketing, upon a successful remarketing your notes will become subject to the modified provisions described in the next paragraph. You can only elect to satisfy your obligation in cash in increments of 40 Corporate Units. See “Description of the Purchase Contracts—Notice to Settle with Cash.”

Which provisions will govern the notes following the remarketing?

The notes will continue to be governed by the indenture under which they were issued, however some of the indenture’s provisions may be modified by us, without any noteholder’s consent. See “Description of the Notes—Modification of the Terms of the Notes in Connection with a Successful Remarketing.”

If I am holding a note as a separate security from the Corporate Units, can I still participate in a remarketing of the notes?

If you hold notes separately you may elect, in the manner described in this prospectus supplement, to have your notes remarketed by the remarketing agents along with the notes underlying the Corporate Units. See “Description of the Notes—Optional Remarketing of Notes that are Not Included in Corporate Units.” You may also participate in any remarketing by recreating Corporate Units from your Treasury Units at any time on or prior to the second business day immediately prior to the first remarketing date.

How can I satisfy my obligation under the purchase contracts?

You may satisfy your obligations under the purchase contracts as follows:

•

in the case of the Corporate Units, through the automatic application of the portion of the proceeds of the remarketing of the notes equal to the principal amount of the notes underlying the Corporate Units, as described under “What is remarketing?” above;

•	through early settlement as described under “Can I settle the purchase contract early?” and under “What happens if there is early settlement upon a cash merger?” below;

•	in the case of Corporate Units, through cash settlement as described under “Do I have to participate in the remarketing?” above;

•

through the automatic application of the proceeds of the Treasury securities in the case of the Treasury Units or proceeds from the Treasury portfolio equal to the principal amount of the notes in the case of Corporate Units if the Treasury portfolio has replaced the notes as a component of the Corporate Units; or

•	in the case of Corporate Units, through exercise of the put right as described under “What happens if the notes are not successfully remarketed?” above.

In addition, the purchase contract and pledge agreement that governs the Corporate Units and Treasury Units provides that your obligations under the purchase contracts will be terminated without any further action upon the termination of the purchase contracts as a result of bankruptcy, insolvency or reorganization of CIT Group Inc.

If you settle a purchase contract early (other than pursuant to your merger early settlement right), or if your purchase contract is terminated as a result of bankruptcy, insolvency or reorganization of CIT Group Inc., you will have no right to receive any accrued but unpaid contract adjustment payments. See “Description of the Purchase Contracts—Early Settlement” and “Description of the Purchase Contracts—Termination.”

What interest payments will I receive on the notes or on the undivided beneficial ownership interests in notes?

The notes will bear interest at the rate of  % per year from the original issuance date to the purchase contract settlement date, payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year until the purchase contract settlement date. On and after the purchase contract settlement date, interest on each note will be payable at the reset interest rate or, if the interest rate has not been reset, at the rate of  % per year. Interest will be payable to the person in whose name the note is registered at the close of business on the first day of the month in which the interest payment date falls. In addition, following a successful remarketing, interest on the notes will be payable on a semi-annual basis.

When will the interest rate on the notes be reset and what is the reset rate?

The interest rate on the notes will be reset on November 17, 2010 in connection with the remarketing as described above under “What is remarketing?” The reset rate will be the interest rate determined by the remarketing agents as the rate the notes should bear in order for the aggregate principal amount of notes remarketed to have an aggregate market value on the remarketing date of at least 100% of the aggregate principal amount of such notes. The reset rate may be higher or lower than the initial interest rate of the notes, depending on the results of the remarketing and market conditions at that time. The interest rate on the notes will not be reset if there is not a successful remarketing and the notes will continue to bear interest at the initial interest rate. The reset rate may not exceed the maximum rate, if any, permitted by applicable law.

When may the notes be redeemed?

The notes are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event or an accounting event at any time prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, as described in this prospectus supplement under “Description of the Notes—Optional Redemption—Special Event.” Following any such redemption of the notes, which we refer to as a special event redemption, the redemption price for the notes that are a component of the Corporate Units will be paid to the collateral agent who will use a portion of the redemption price to purchase the Treasury portfolio described below and remit any remaining proceeds to the holders. Thereafter, the applicable ownership interests in the Treasury portfolio will replace the notes as a component of the Corporate Units and will be pledged to us through the collateral agent. Holders of notes that are not a component of the Corporate Units will receive directly the redemption price paid in such special event redemption.

Other than in connection with a special event, the notes may not be redeemed by us until November 15, 2012. The notes will be redeemable thereafter, at our option, in whole or in part, at any time or from time to time, at a redemption price equal to the principal amount thereof and any accrued and unpaid interest.

Can I settle the purchase contract early?

You can settle a purchase contract at any time on or prior to the second business day immediately preceding the first remarketing date, in the case of Corporate Units, and on or prior to the second business day immediately preceding the purchase contract settlement date, in the case of Treasury Units, by paying $25 in cash, in which case   shares, subject to adjustment, of our common stock will be issued to you pursuant to the purchase contract. You may only elect early settlement in integral multiples of 40 Corporate Units or 40 Treasury Units. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may settle a purchase contract early on or prior to the second business day immediately preceding the purchase contract settlement date only in integral multiples of   Corporate Units. See “Description of the Purchase Contracts—Early Settlement.”

Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required by U.S. federal securities laws, we will use our commercially reasonable efforts to have a registration statement in effect and to provide a prospectus covering those shares of common stock or other securities to be delivered in respect of the purchase contracts being settled.

What happens if there is early settlement upon a cash merger?

Prior to the purchase contract settlement date, if we are involved in a consolidation, acquisition or merger, or a sale of all or substantially all of our assets, in each case in which at least 10% of the consideration received by holders of our common stock consists of cash or cash equivalents, which we refer to as a cash merger, then following the cash merger, each holder of a purchase contract will have the right to accelerate and settle such contract early at the settlement rate described under “Description of the Purchase Contracts—Early Settlement Upon Cash Merger,” plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”), provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled. We refer to this right as the “merger early settlement right.”

We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be at least ten days after the date of the notice but no later than the earlier of 20 days after the date of such notice or two business days prior to the first remarketing date, by which each holder’s merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the purchase contract agent, no later than 4:00 p.m., New York City time, on the third business day before the early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds less the amount of any accrued and unpaid contract adjustment payments.

If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the cash merger at the settlement rate described above, plus the additional make-whole shares. You will also receive the notes, applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be. If you do not elect to exercise your merger early settlement right, your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger. In the event that a holder seeks to exercise its merger early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right shall be void unless and until such a registration statement shall be effective and we will have no further obligation with respect to any such registration statement if, notwithstanding using our commercially reasonable efforts, no registration statement is then effective.

A holder of Corporate Units or Treasury Units may exercise the merger early settlement right only in integral multiples of 40 Corporate Units or 40 Treasury Units.

The number of make-whole shares applicable to a merger early settlement will be determined by reference to the table set forth under “Description of the Purchase Contracts—Early Settlement Upon Cash Merger.”

What is the Treasury portfolio?

If a special event redemption as described under “Description of the Notes—Optional Redemption—Special Event” occurs prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, the notes will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to November 15, 2010 (the day two business days prior to the purchase contract settlement date) in an aggregate amount equal to the principal amount of the notes included in Corporate Units, and

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding each scheduled interest payment after the date of the special event redemption and on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such interest payment date on the principal amount of the notes included in the Corporate Units.

What is the ranking of the notes?

The notes will be our unsecured, senior obligations. The payment of the principal of, and interest on, the notes will rank equally in right of payment with our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any of our existing and future subordinated indebtedness. The notes will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Additionally, the notes will be effectively subordinated to all existing and future indebtedness of our subsidiaries.

What are the principal U.S. federal income tax consequences related to Equity Units and the notes?

An owner of Equity Units will be treated as owning the purchase contract and the ownership interests in the notes, the applicable ownership interests in the Treasury portfolio or Treasury securities constituting the Equity Unit, as applicable, and by purchasing the Equity Units you will be deemed to have agreed to treat the purchase contracts and the ownership interest in the notes, the applicable ownership interests in the Treasury portfolio or Treasury securities, as applicable, in that manner for all tax purposes. In addition, you will be deemed to have agreed to allocate 100% of the purchase price paid for Equity Units to your ownership interest in the notes and 0% to each purchase contract, which will establish your initial tax basis in your interest in each purchase contract as $0 and your initial tax basis in your ownership interest in the notes as $25. You will be required to include in gross income interest payments on the notes when such interest is paid or accrued in accordance with your regular method of tax accounting. If the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a special event redemption, a beneficial owner of Corporate Units will generally be required to include in gross income its allocable share of any interest payments made with respect to the applicable ownership interests in the Treasury portfolio and, if appropriate, original issue discount on the applicable ownership interests in the Treasury portfolio as it accrues on a constant yield to maturity basis, or, if appropriate, acquisition discount on the applicable ownership interests in the Treasury portfolio.

We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”) as amounts generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax.

FOR ADDITIONAL INFORMATION, SEE “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.”

What are the uses of proceeds from the offering?

The net proceeds from the sale of Equity Units will be approximately $   million (approximately $  million if the underwriters exercise their over-allotment option in full) after deducting the underwriters’ discount and estimated expenses payable by us. We intend to use substantially all of the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

What are the risks relating to the Equity Units?

See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Equity Units.

THE OFFERING—EXPLANATORY DIAGRAMS

The following diagrams illustrate some of the key features of the purchase contracts and the undivided beneficial ownership interests in notes, Corporate Units and Treasury Units.

The following diagrams assume that the notes are successfully remarketed, there has not been a special event redemption and the interest rate on the notes is reset on the purchase contract settlement date.

Purchase Contract

Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, these purchase contracts require us to make contract adjustment payments as shown in the diagrams on the following pages.

Notes:	(1)	If the applicable market value of our common stock is less than or equal to the reference price of $ , shares of our common stock.
	(2)

If the applicable market value of our common stock is between the reference price and the threshold appreciation price of $  , the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $25 by the applicable market value.

	(3)

If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be   shares.

	(4)	The “reference price” equals the reported last sale price of our common stock on the New York Stock Exchange on October , 2007.
	(5)	The “threshold appreciation price” represents a % appreciation over the reference price.
	(6)

Expressed as a percentage of the reference price. The “applicable market value” means the average of the closing prices per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the applicable settlement date; provided, however, that if we enter into a reorganization event (as defined under “Description of Purchase Contracts—Anti-dilution Adjustments”), the applicable market value will mean the value of an exchange property unit (as defined under “Description of Purchase Contracts—Anti-dilution Adjustments—Reorganization Events.”)

Corporate Units

A Corporate Unit consists of two components as described below:

Notes:	(1)	Each owner of an undivided beneficial ownership interest in notes will be entitled to 1/40, or 2.5%, of each interest payment paid in respect of a $1,000 principal amount note.
(2)

Notes will be issued in minimum denominations of $1,000, except in limited circumstances. Each undivided beneficial ownership interest in notes represents a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount note.

The holder of a Corporate Unit owns the undivided beneficial ownership interest in notes that forms a part of the Corporate Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

If the Treasury portfolio has replaced the notes as a result of a special event redemption prior to the purchase contract settlement date, the applicable ownership interests in the Treasury portfolio will replace the notes as a component of the Corporate Unit. Unless the purchase contract is terminated as a result of bankruptcy, insolvency or reorganization of CIT Group Inc. or the holder creates a Treasury Unit, the proceeds from the applicable ownership interest in the Treasury portfolio will be used to satisfy the holder’s obligation under the related purchase contract.

Treasury Units

A Treasury Unit consists of two components as described below:

The holder of a Treasury Unit owns the ownership interest in the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. Unless the purchase contract is terminated as a result of bankruptcy, insolvency or reorganization of CIT Group Inc. or the holder recreates a Corporate Unit, the proceeds from the Treasury security will be used to satisfy the holder’s obligation under the related purchase contract.

The Notes

Notes have the terms described below (1):

Notes:	(1)

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, Treasury Units may only be created with integral multiples of 40 Corporate Units. As a result, the creation of 40 Treasury Units will release $1,000 principal amount of the notes held by the collateral agent.

ILLUSTRATIVE REMARKETING TIMELINE

The following timeline is for illustrative purposes only. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the remarketing agreement. These dates are subject to change based on changes in the number of business and/or trading days for the relevant periods.

Date	Event
October 5, 2010 (the 20th business day prior to November 2, 2010)

We will issue a press release specifying the first remarketing date and we will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes as to the dates of the remarketing period and procedures to be followed in the remarketing along with the cash payment needed to be made if holders elect not to participate in the remarketing.

Second business day immediately preceding the first remarketing date for Corporate Units and November 15, 2010 (the second business day immediately preceding the purchase contract settlement date) for Treasury Units

Last day for holders of Corporate Units or Treasury Units to settle the related purchase contracts early.
Second business day immediately preceding the first remarketing date	Last day to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units.
Last day of holders of separate notes to give notice of their election to participate in the remarketing.
Last day for holders of Corporate Units to give notice of desire to settle the related purchase contract with separate cash.
First business day immediately preceding the first remarketing date	Last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash to pay the purchase price.
November 2, 2010 (the tenth business day immediately preceding the purchase contract settlement date)	First possible remarketing date.
November 3, 2010 through November 12, 2010 (the ninth to the third business day immediately preceding the purchase contract settlement date)	Period for subsequent remarketing dates, if necessary.
November 17, 2010	Purchase contract settlement date and remarketing settlement date for any successful remarketing.

RISK FACTORS

Investing in the Equity Units involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, you should consider carefully the following factors relating to us and the Equity Units before making an investment in the Equity Units offered hereby. If any of the following events actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the trading price of the Equity Units and our common stock. You may lose all or part of your original investment.

Risks Relating to the Equity Units

You will bear the entire risk of a decline in the price of our common stock.

You will have an obligation to buy shares of our common stock pursuant to the purchase contract on the purchase contract settlement date at a fixed price. The number of shares of our common stock that you will purchase on the purchase contract settlement date is not fixed, but is based on a settlement rate that will depend on the closing price of our common stock on each day of a specified 20 trading day period preceding the purchase contract settlement date. The market value of our common stock you will purchase on the purchase contract settlement date may be materially lower than the price that the purchase contract requires you to pay. You will bear the entire risk of a decline in the price of our common stock below the reference price.

You will receive only a portion of any appreciation in our common stock price and only if the appreciation of common stock exceeds a specified threshold.

Your opportunity for equity appreciation afforded by investing in the Equity Units will generally be less than if you invested directly in our common stock.

In particular, on each of the 20 trading days used to calculate the number of shares of our common stock delivered on the purchase contract settlement date, we will apply a formula under which you will receive none of the appreciation in the value of our common stock between the reference price and the threshold appreciation price as of that date.

In addition, because the amount delivered will be based on the market price on each of the 20 trading days during that period, the shares of our common stock you receive may be worth less than the shares of our common stock you would have received under the formula had the amounts been calculated based on the closing price on the purchase contract settlement date.

The notes and the contract adjustment payments are effectively subordinated to any existing or future liabilities of our subsidiaries, and the contract adjustment payments are subordinated to our existing and future senior indebtedness.

The notes and the contract adjustment payments will be effectively subordinated to any existing or future liabilities, including trade payables, of any of our subsidiaries. Our subsidiaries generated 99.2% of our consolidated revenues in 2006 and held 87.5% of our consolidated assets as of June 30, 2007. The indenture governing the notes will not restrict us or our subsidiaries from incurring substantial additional indebtedness in the future.

The contract adjustment payments are also subordinated to our existing and future senior indebtedness. As of June 30, 2007, we had $62.3 billion of senior indebtedness outstanding.

The trading price of our common stock, the general level of interest rates and our credit quality will directly affect the trading prices for the Equity Units.

The trading prices of the Equity Units will be directly affected by, among other things, the trading price of our common stock, interest rates generally and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Our operating results and prospects and economic, financial and other factors will affect trading prices of our common stock and the Equity Units. In addition, market conditions can affect the capital markets generally, thereby affecting the price of our common stock. These conditions may include the level of, and fluctuations in, the trading prices of stocks generally.

Fluctuations in interest rates may give rise to arbitrage opportunities, which would affect the trading prices of the Corporate Units, Treasury Units, notes and our common stock.

Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, notes and our common stock.

If you hold Equity Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Equity Units, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock in exchange for Equity Units on the purchase contract settlement date, or as a result of early settlement. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The delivery of make-whole shares upon a merger early settlement may not adequately compensate you.

If a cash merger (as defined below under “Description of the Purchase Contracts—Early Settlement Upon Cash Merger”) occurs and you exercise your merger early settlement right, you will be entitled to receive additional value in respect of make-whole shares unless the price paid per share of our common stock in the cash merger is in excess of $  subject to adjustment. A description of how the make- whole shares will be determined is set forth under “Description of the Purchase Contracts—Early Settlement Upon Cash Merger—Calculation of Make-Whole Shares.” Although the make-whole shares are designed to compensate you for the lost value of your Equity Units as a result of the cash merger, this feature may not adequately compensate you for such loss.

The Equity Units provide limited settlement rate adjustments.

The number of shares of common stock that you are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, cash dividends and certain other actions by us that modify our capital structure. See “Description of the Purchase Contracts—Anti-dilution Adjustments.” We will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for other events, including offerings of common stock by us for cash or in connection with acquisitions. There can be no assurance that an event that adversely affects the value of the Equity Units, but does not result in an adjustment to the settlement rate, will not occur. Further, we are not restricted from issuing additional common stock during the term of the purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares to be received on the purchase contract settlement date to the price of the common stock, such other events may adversely affect the trading price of the Equity Units.

Upon a successful remarketing of the notes, the terms of your notes may be modified even if you elect not to participate in the remarketing.

When we attempt to remarket notes, the remarketing agents will agree to use their commercially reasonable efforts to sell the notes included in the remarketing at a price that results in proceeds of at least 100% of their principal amount, plus accrued and unpaid interest, if any. In connection with the remarketing, we and the remarketing agents may materially change the terms of the notes, as described under “Description of Notes—Modification of the Terms of the Notes in Connection with a Successful Remarketing.” If the remarketing is successful, the modified terms will apply to all the notes, even if they are not included in the remarketing. However, holders of notes must elect to participate in the remarketing before knowing what the modified terms of the notes will be. You may determine that the revised terms are not favorable to you. In addition, following a successful remarketing, interest on the notes will be payable on a semi-annual basis.

Our Corporate Units, Treasury Units and notes have no prior public market, and we cannot assure you that an active trading market will develop.

Prior to this offering, there has not been a market for our Corporate Units, Treasury Units or notes. While we plan to apply for listing of the Corporate Units on the New York Stock Exchange, an active trading market in the Corporate Units might not develop or continue. If you purchase Corporate Units in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was determined by negotiations with the representatives of the underwriters based upon an assessment of the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects. The public market may not agree with or accept this valuation, in which case you may not be able to sell your Corporate Units at or above the initial offering price. If the Treasury Units or the notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will endeavor to list the Treasury Units or the notes on the same exchange as the Corporate Units. However, an active trading market in those securities also may not develop. In addition, if you were to substitute Treasury securities for notes or applicable ownership interests in the Treasury portfolio or notes or applicable ownership interests in the Treasury portfolio for Treasury securities, thereby converting your Treasury Units to Corporate Units or your Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. We cannot assure you that the Corporate Units will not be delisted from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of your election to create Treasury Units by substituting collateral, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

Your rights to the pledged securities will be subject to our security interest and may be affected by a bankruptcy proceeding.

Although you will have a beneficial ownership interest in the related notes or Treasury securities or the Treasury portfolio, as applicable, those interests will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. In addition, notwithstanding the automatic termination of the purchase contracts, in the event that CIT Group Inc. becomes the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code. Moreover, claims arising out of the notes will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, although we do not believe such an argument would prevail, following the termination of the purchase contracts, a party in interest in the bankruptcy proceeding might argue that the holders of notes should be treated as equity holders, rather than creditors, in the bankruptcy proceeding.

We may redeem the notes upon the occurrence of a special event.

We may redeem the notes, on not less than 30 days’ nor more than 60 days’ prior written notice, in whole but not in part, at any time before the earlier of the date of a successful remarketing of the notes and the purchase contract settlement date if a special event occurs and continues under the circumstances described in this prospectus supplement. If we exercise this option, we will redeem the notes for cash at the redemption amount plus accrued and unpaid interest, if any, which we refer to as the redemption price. If the special event redemption occurs before the purchase contract settlement date, the redemption price payable to you as a holder of Corporate Units will be distributed to the collateral agent, who in turn will purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption price, if any, to you as the holder, and the Treasury portfolio will be substituted for the notes as collateral to secure your obligations under the purchase contracts related to the Corporate Units. If your notes are not components of Corporate Units, you will receive redemption payments directly. There can be no assurance as to the impact on the market prices for the Corporate Units if the Treasury portfolio is substituted as collateral in place of any notes redeemed. A special event redemption will be a taxable event to the holders of the notes.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement between us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The notes constituting a part of the Corporate Units will be issued pursuant to an indenture that is qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the notes included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•

provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The trading price of the notes may not fully reflect the value of their accrued but unpaid interest.

The notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your notes between record dates for interest payments, you will be required to include in gross income the interest accrued through the date of disposition as ordinary income, and such amount will reduce the gain or increase the loss that you would otherwise recognize on the disposition of the notes. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss. A holder’s ability to deduct capital losses may be limited.

For U.S. federal income tax purposes, you may be required to accrue additional interest income on the notes and treat any gain on a disposition of the notes as ordinary income instead of capital.

Because of certain features relating to the remarketing and reset of the notes, it is possible that the Internal Revenue Service (“IRS”) could treat the notes as “contingent payment debt instruments” for U.S. federal income tax purposes. Under that treatment, you might be required to accrue (regardless of your method of accounting) interest income (potentially at a higher rate than the interest income on the notes) in respect of your ownership interest in the notes, and any gain and all or a portion of any loss on a sale, exchange or other taxable disposition of ownership interests in the notes generally would be ordinary rather than capital in nature. See “Material U.S. Federal Income Tax Consequences.”

You may have to pay taxes with respect to distributions on our common stock that you do not receive.

The number of shares of common stock that you are entitled to receive on the purchase contract settlement date or as a result of early settlement of a purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See “Description of the Purchase Contracts—Anti-dilution Adjustments.” If the settlement rate is adjusted as a result of a distribution that is taxable to our common stock holders, such as a quarterly cash dividend, you would be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution. In addition, non-U.S. holders of Equity Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. See “Material U.S. Federal Income Tax Consequences.”

You may not be able to exercise your rights to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock deliverable upon early settlement of a purchase contract.

The early settlement rights under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. Although we have agreed to use our commercially reasonable efforts to have such a registration statement in effect and to provide a prospectus if so required under the U.S. federal securities laws, any failure or inability to maintain an effective registration statement or to have available a prospectus covering the common stock, including as a result of pending corporate events or announcements that prevent the delivery of a current prospectus, may prevent or delay an early settlement.

Most of our operations are conducted through our subsidiaries.

A significant portion of our assets is held by our direct and indirect subsidiaries. As a result, our results of operations depend significantly on the results of operations of our subsidiaries. Moreover, we rely in part on intercompany transfers of funds from our subsidiaries. The ability of our subsidiaries to repay loans or make other payments or pay dividends to us will depend on their operating results and will be subject to applicable laws and any restrictions that may be contained in agreements governing such subsidiaries.

Risks Related to Our Business and Industry

We may be adversely affected by deterioration in economic conditions that is general or specific to industries, products or geographies.

A recession or downturn in the economy or affecting specific industries, geographic locations and/or products could make it difficult for us to originate new business, given the resultant reduced demand for consumer or commercial credit. In addition, a downturn in certain industries may result in a reduced demand for the products that we finance in that industry or negatively impact collection and asset recovery efforts.

Credit quality may also be impacted during an economic slowdown or recession as borrowers may fail to meet their debt payment obligations. Adverse economic conditions may also result in declines in collateral values. Accordingly, higher credit and collateral related losses could impact our financial position or operating results.

For example, the subprime loan industry is currently being affected by increased rates of defaults and foreclosures and stagnating or declining home prices, which is reflected in deterioration in the credit metrics of our home lending portfolio and the decreased market liquidity for such portfolios. These changes in the home lending industry and similar changes in our portfolio have resulted in higher chargeoffs for our home lending portfolio, significant valuation allowances for that portfolio in the second and third quarters of 2007, and reduced lease demand for certain types of railcars that are used to transport building materials, among other effects. Similarly, higher volatility and reduced liquidity in the high yield loan markets, as well as concerns in the industry about credit quality in general, have hampered the syndication market, which has reduced our syndication fee income.

Our liquidity or ability to raise capital may be limited.

We rely upon access to the capital markets, which recently have exhibited heightened volatility and reduced liquidity, to fund asset growth and to provide sources of liquidity. However, adverse changes in the economy, long-term disruption in the capital markets, deterioration in our business performance or changes in our credit ratings could limit our access to these markets and negatively impact our financial condition, results of operations or cash flows. Recently, liquidity in the capital markets has been more constrained and interest rates available to us have widened in comparison to similar term treasury securities. As a result, we have shifted our funding sources more heavily to asset backed securities, rather than unsecured debt securities.

We compete with a variety of financing sources for our customers.

Our markets are highly competitive and are characterized by competitive factors that vary based upon product and geographic region. Our competitors are varied and include captive and independent finance companies, commercial banks and thrift institutions, industrial banks, community banks, leasing companies, hedge funds, insurance companies, mortgage companies, manufacturers and vendors.

Competition from both traditional competitors and new market entrants has intensified in recent years due to a strong economy and increasing recognition of the attractiveness of the commercial finance markets. In addition, the rapid growth of the securitization markets is dramatically expanding access to capital, which is the principal barrier to entry into these markets.

We compete primarily on the basis of pricing, terms and structure. To the extent that our competitors compete aggressively on any combination of those factors, we could lose market share. Should we match competitors’ terms, it is possible that we could experience margin compression and/or increased losses.

Investment in revenues from our foreign operations is subject to the risks associated with transacting business in foreign countries.

An economic recession or downturn, increased competition, or business disruption associated with the political or regulatory environments in the international markets in which we operate could adversely affect us. In addition, while we generally hedge our translation and transaction exposures, foreign currency exchange rate fluctuations, or the inability to hedge effectively in the future, could have a material adverse effect on our investment in international operations and the level of revenues that we generate from international asset based financing and leasing. Reported results from our operations in foreign countries may fluctuate from period to period due to exchange rate movements in relation to the U.S. dollar, particularly exchange rate movements in the Canadian dollar, which is our largest non-U.S. exposure.

We may not be able to realize our entire investment in the equipment we lease.

The realization of equipment values (residual values) at the end of the term of a lease is an important element in the leasing business. At the inception of each lease, we record a residual value for the leased equipment based on our estimate of the future value of the equipment at the expected disposition date. Internal equipment management specialists, as well as external consultants, determine residual values.

A decrease in the market value of leased equipment at a rate greater than the rate we projected, whether due to rapid technological or economic obsolescence, unusual wear and tear on the equipment, excessive use of the equipment, or other factors, would adversely affect the residual values of such equipment. Further, certain equipment residual values, including commercial aerospace residuals, are dependent on the manufacturer’s or vendor’s warranties, reputation and other factors. Consequently, there can be no assurance that we will realize our estimated residual values for equipment.

The degree of residual realization risk varies by transaction type. Capital leases bear the least risk because contractual payments cover approximately 90% of the equipment’s cost at the inception of the lease. Operating leases have a higher degree of risk because a smaller percentage of the equipment’s value is covered by contractual cash flows at lease inception. Leveraged leases bear the highest level of risk as third parties have a priority claim on equipment cashflows.

Our reserves for credit losses may prove inadequate or we may be negatively affected by credit risk exposures.

Our business depends on the creditworthiness of our customers. We maintain a consolidated reserve for credit losses on finance receivables that reflects management’s judgment of losses inherent in the portfolio. We periodically review our consolidated reserve for credit losses for adequacy considering economic conditions and trends, collateral values and credit quality indicators, including past charge-off experience and levels of past due loans and non-performing assets. We cannot be certain that our consolidated reserve for credit losses will be adequate over time to cover credit losses in our portfolio because of unanticipated adverse changes in the economy or events adversely affecting specific customers, industries or markets. If the credit quality of our customer base materially decreases, if the risk profile of a market, industry, or group of customers changes materially, or if our reserves for credit losses are not adequate, our business, financial condition and results of operations may suffer. For example, credit indicators in the home lending industry, and particularly in the subprime market, have been declining over the past year. This decline in the home lending industry has been reflected to some extent in our home lending portfolio, resulting in increased chargeoffs during 2007 and leading to our decision to exit the home lending business, which resulted in significant valuation allowances in the second and third quarters of 2007.

In addition to customer credit risk associated with originating loans and leases, we are also exposed to other forms of credit risk including counterparties to our derivative transactions, loan sales, syndications and equipment purchases. These counterparties include other financial institutions, manufacturers and our customers. To the extent that our credit underwriting processes or credit risk judgments fail to adequately identify or assess such risks, or if the credit quality of our derivative counterparties, customers, manufacturers, or other parties with which we conduct business materially deteriorates, we may be exposed to credit risk related losses that may negatively impact our financial condition, results of operations or cash flows.

We may be adversely affected by significant changes in interest rates.

Although we generally employ a matched funding approach to managing our interest rate risk, including matching the repricing characteristics of our assets with our liabilities, significant increases in market interest rates, or the perception that an increase may occur, could adversely affect both our ability to originate new finance receivables and our ability to grow. Conversely, a decrease in interest rates could result in accelerated prepayments of owned and managed finance receivables.

The regulated environment in which we operate may adversely affect us.

Our domestic operations are subject, in certain instances, to supervision and regulation by state and federal authorities, including the Federal Deposit Insurance Corporation, the Utah Department of Financial Institutions, the U.S. Small Business Administration, the FINRA, the SEC and various state insurance regulators, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions. Noncompliance with applicable statutes or regulations could result in the suspension or revocation of any license or registration at issue, as well as the imposition of civil fines and criminal penalties.

The financial services industry is heavily regulated in many jurisdictions outside the United States. As a result, growing our international operations may be affected by the varying requirements of these jurisdictions. Currently, our subsidiary, CIT Bank Limited, is licensed as a bank and subject to regulation and examination by the Financial Service Authority of the United Kingdom. We also operate various banking corporations in France, Italy, Belgium, Sweden, and the Netherlands and broker-dealer entities in Canada and the United Kingdom, each of which is subject to regulation and examination by banking regulators and securities regulators in their home country. Finally, our subsidiary which operates our insurance business, Highlands Insurance Company Limited, is a Barbados company and therefore regulated by Barbados laws and regulations. Given the evolving nature of regulations in many of these jurisdictions, it may be difficult for us to meet these requirements even after we establish operations and receive regulatory approvals. Our inability to remain in compliance with regulatory requirements in a particular jurisdiction could have a material adverse effect on our operations in that market and on our reputation generally.

Our acquisition or disposition of businesses or asset portfolios may adversely affect our business.

As part of our long-term business strategy, we may pursue acquisitions of other companies or asset portfolios as well as dispose of non-strategic businesses or asset portfolios. Future acquisitions may result in potentially dilutive issuances of equity securities and the incurrence of additional debt, which could have a material adverse effect on our business, financial condition and results of operations. Such acquisitions involve numerous other risks, including difficulties in integrating the operations, services, products and personnel of the acquired company; the diversion of management’s attention from other business concerns; entering markets in which we have little or no direct prior experience; and the potential loss of key employees of the acquired company. In addition, acquired businesses and asset portfolios may have credit-related risks arising from substantially different underwriting standards associated with those businesses or assets.

With respect to our planned disposition of our home lending business, or any future dispositions of our businesses or asset portfolios, there can be no assurance that we will receive adequate consideration for those businesses or assets at the time of their disposition or will be able to adequately replace the volume associated with the businesses or asset portfolios that we dispose of with higher-yielding businesses or asset portfolios having acceptable risk characteristics. As a result, our future disposition of businesses or asset portfolios could have a material adverse effect on our business, financial condition and results of operations.

Other revenue may be more volatile than net finance revenue.

We are pursuing strategies to leverage our expanded asset generation capability and diversify our revenue base to increase other revenue as a percentage of total revenue. We invested in infrastructure and personnel focused on increasing other revenue in order to generate higher levels of syndication and participation income, advisory fees, servicing fees and other types of fee income. While these revenue streams do not involve the assumption of underwriting risk, they are dependent on prospective market conditions and, therefore, can be more volatile than interest on loans and rentals on leased equipment.

Reduced liquidity in the capital markets could reduce the level of revenue and gains on sales and syndications. Disruption to the capital markets, our failure to implement these initiatives successfully, or the failure of such initiatives to result in increased asset and revenue levels, could adversely affect our financial position and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement may contain “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “target,” “project,” “intend,” “plan,” “potential” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward- looking statements by the fact that they do not relate strictly to historical or current facts. Any forward-looking statements contained in this prospectus supplement and the documents incorporated by reference in this prospectus supplement are subject to unknown risks, uncertainties and contingencies. Forward-looking statements are included, for example, in the discussions about:

•	our liquidity risk management;

•	our credit risk management;

•	our asset and liability risk management;

•	our funding, borrowing costs and net finance revenue;

•	our capital, leverage and credit ratings;

•	our operational risks, including success of build-out initiatives, acquisitions and divestitures;

•	legal risks;

•	our growth rates;

•	our commitments to extend credit or purchase equipment; and

•	how we may be affected by legal proceedings.

All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Also, forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors that could cause such differences include, but are not limited to:

•	risks of economic slowdown, downturn or recession;

•	industry cycles and trends;

•	demographic trends;

•	risks inherent in changes in market interest rates and quality spreads;

•	funding opportunities and borrowing costs;

•	changes in funding markets, including commercial paper, term debt, bank deposits and the asset-backed securitization markets;

•	uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks;

•	adequacy of reserves for credit losses;

•	risks associated with the value and recoverability of leased equipment and lease residual values;

•	changes in laws or regulations governing our business and operations;

•	changes in competitive factors; and

•	future acquisitions and dispositions of businesses or asset portfolios.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong, and there are no guarantees about our performance. We do not assume the obligation to update any forward-looking statement for any reason.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Equity Units in this offering will be approximately $   million (approximately $   million if the underwriters exercise their over-allotment option in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us. We anticipate that we will use the net proceeds from this offering for general corporate purposes.

CAPITALIZATION

The following table sets forth CIT’s capitalization on a consolidated basis as of June 30, 2007 both on an actual basis and on an as adjusted basis to reflect the issuance and sale of the Equity Units, including the notes, offered hereby. This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes to those consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2007
	Actual	As Adjusted
	($ in millions, except share data) (unaudited)
Commercial paper	$6,195.4	$6,195.4
Deposits	3,352.3	3,352.3
Term debt	52,695.7	52,695.7
Non-recourse, secured borrowings	6,253.6	6,253.6
% senior notes due 2015(1)	—	600.0
Junior subordinated notes	750.0	750.0

Total debt	69,247.0	69,847.0

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 authorized;
Issued and outstanding:
Series A 14,000,000 with a liquidation preference of $25 per share	350.0	350.0
Series B 1,500,000 with a liquidation preference of $100 per share	150.0	150.0
Common stock, $0.01 par value, 600,000,000 authorized; 214,362,842 issued and 190,706,063 outstanding	2.1	2.1
Additional paid in capital, net of deferred compensation of $82.6	10,689.2	10,667.7
Accumulated deficit	(2,872.6)	(2,872.6)
Accumulated other comprehensive income	217.0	217.0
Treasury stock, 23,656,799 shares, at cost	(1,221.9)	(1,221.9)

Total common stockholders’ equity	6,813.8	6,792.3
Total stockholders’ equity	7,313.8	7,292.3

Total capitalization	$76,560.8	$77,539.3

(1)	The % senior notes due 2015 are a component of the Equity Units offered hereby. As adjusted amount will be $690.0 million if the underwriters exercise their over-allotment option in full.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed on the New York Stock Exchange. The following table sets forth the high and low reported closing prices for our common stock for the applicable periods indicated. The last reported sales price of our common stock on the New York Stock Exchange on October 16, 2007 was $37.12.

	Low	High
Fiscal 2007:
Fourth Fiscal Quarter (through October 16, 2007)	$37.12	$41.85
Third Fiscal Quarter	$33.28	$57.63
Second Fiscal Quarter	$52.80	$61.16
First Fiscal Quarter	$50.96	$61.36
Fiscal 2006:
Fourth Fiscal Quarter	$47.74	$56.35
Third Fiscal Quarter	$42.44	$53.41
Second Fiscal Quarter	$48.89	$55.95
First Fiscal Quarter	$51.38	$55.05
Fiscal 2005:
Fourth Fiscal Quarter	$43.62	$52.62
Third Fiscal Quarter	$42.60	$46.80
Second Fiscal Quarter	$35.45	$43.17
First Fiscal Quarter	$37.40	$46.07

During each of the first, second and third quarters of fiscal year 2007, we paid a dividend of $0.25 per common share. During the year ended December 31, 2006, we paid a dividend of $0.20 per common share each quarter for a total of $0.80 per share. During the year ended December 31, 2005, we paid a dividend of $0.13 per common share for the first quarter and $0.16 for each of the following three quarters for a total of $0.61 per share.

Our dividend practice is to pay a dividend while maintaining a strong capital base. The declaration and payment of future dividends are subject to the discretion of our board of directors. Any determination as to the payment of dividends, including the level of dividends, will depend on, among other things, general economic and business conditions, our strategic and operational plans, our financial results and condition, contractual, legal and regulatory restrictions on the payment of dividends by us, and such other factors as the board of directors may consider to be relevant. The terms of our outstanding preferred stock and junior subordinated notes restrict our ability to pay dividends on our common stock if and so long as we do not make distributions on our preferred stock or we do not pay all accrued and unpaid interest on our junior subordinated notes, respectively, in full when due. We are prohibited from declaring dividends on our preferred stock and from paying interest on our junior subordinated notes if, among other things, our average four quarters fixed charge ratio is less than or equal to 1.10 on the dividend declaration date or on the thirtieth day prior to the interest payment date, as the case may be. Our average four quarters fixed charge ratio is defined as (a) the sum, for our most recently completed four fiscal quarters, of the quotient of (x) our earnings (excluding income taxes, interest expense, extraordinary items, goodwill impairment and amounts related to discontinued operations) and (y) interest expense plus preferred dividends, divided by (b) four. Notwithstanding the foregoing, we may declare such dividends and pay such interest to the extent of any net proceeds that we have received from the sale of common stock during the 90 days prior to the declaration of the dividend or the 180 days prior to the interest payment date.

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF CIT GROUP INC.

The following tables set out selected consolidated financial information regarding CIT’s results of operations and balance sheets. The financial data at December 31, 2006 and December 31, 2005 and for the years ended December 31, 2006, December 31, 2005 and December 31, 2004 were derived from the audited consolidated financial statements of CIT incorporated by reference into this prospectus supplement. The financial data at December 31, 2004, December 31, 2003, December 31, 2002 and September 30, 2002 and for the year ended December 31, 2003, the three months ended December 31, 2002 and the year ended September 30, 2002 were derived from audited financial statements that are not incorporated by reference into this prospectus supplement. The financial data at June 30, 2007 and June 30, 2006 and for the six- month periods then ended is derived from the unaudited consolidated financial statements of CIT included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, which is incorporated by reference into this prospectus supplement. Certain prior period balances have been conformed to present period presentation. You should read the selected consolidated financial data below in conjunction with our consolidated financial statements. See “Where You Can Find More Information” in the accompanying prospectus.

	At or for the Six Months Ended June 30,		At or for the Years Ended December 31,				At or for the Three Months Ended December 31,	At or for the Year Ended September 30,
	2007	2006	2006	2005	2004	2003	2002	2002
	($ in millions, except as per share data)
Results of Operations
Total net revenue	$1,840.8	$1,455.9	$3,036.4	$2,772.6	$2,422.4	$2,162.4	$596.9	$2,551.7
Provision for credit losses	144.1	81.5	222.2	217.0	214.2	387.3	133.4	788.3
Valuation allowance for lending receivables held for sale(1)	787.9	—	—	—	—	—	—	—
Salaries and general operating expenses	733.8	667.9	1,382.6	1,113.8	1,012.1	888.2	227.5	903.3
Goodwill impairment	—	—	—	—	—	—	—	6,511.7
Interest expense—TCH(2)	—	—	—	—	—	—	—	662.6
Provision for severance and real estate exit activities	34.9	11.1	19.6	25.2	—	—	—	—
Loss on early extinguishments of debt	139.3	—	—	—	—	—	—	—
Gain on redemption of debt	—	—	—	—	41.8	50.4	—	—
Net income (loss) available to common shareholders	66.1	465.7	1,015.8	936.4	753.6	566.9	141.3	(6,698.7)
Net income (loss) per common share—diluted	0.34	2.28	5.0	4.44	3.50	2.66	0.67	(31.66)
Dividends per common share	0.50	0.40	0.8	0.61	0.52	0.48	0.12	—
Balance Sheet Data
Total finance receivables	$49,100.1	$49,306.1	$55,064.9	$44,294.5	$35,048.2	$31,300.2	$27,621.3	$28,459.0
Reserve for credit losses	508.1	638.0	659.3	621.7	617.2	643.7	760.8	777.8
Finance receivables held for sale	12,847.7	1,340.6	1,793.7	1,620.3	1,640.8	918.3	1,213.4	1,019.5
Operating lease equipment, net	11,932.5	10,583.6	11,017.9	9,635.7	8,290.9	7,615.5	6,704.6	6,567.4
Goodwill and intangible assets, net	1,382.1	1,033.6	1,008.4	1,011.5	596.5	487.7	400.9	402.0
Total assets	85,163.2	67,747.4	77,067.9	63,386.6	51,111.3	46,342.8	41,932.4	42,710.5
Commercial paper	6,195.4	5,113.1	5,365.0	5,225.0	4,210.9	4,173.9	4,974.6	4,654.2
Deposits	3,352.3	1,395.1	2,399.6	261.9	157.7	48.2	—	—
Variable-rate bank credit facilities	—	—	—	—	—	—	2,118.0	4,037.4
Variable-rate senior notes	24,095.5	17,809.7	19,184.3	15,485.1	11,545.0	9,408.4	4,906.9	5,379.0
Fixed-rate senior notes	28,600.2	24,360.9	29,107.1	22,591.7	21,557.4	19,782.6	19,681.8	18,385.4
Non-recourse, secured borrowings	6,253.6	3,305.4	4,398.5	4,048.8	—	—	—	—
Preferred capital securities	—	251.2	250.3	252.0	253.8	255.5	257.2	257.7
Junior subordinated notes	750.0	—	—	—	—	—	—	—
Total stockholders’ equity	7,313.8	7,410.9	7,751.1	6,962.7	6,055.1	5,394.2	4,870.7	4,757.8

At or for the Six Months Ended June 30,	At or for the Years Ended December 31,	At or for the Three Months Ended December 31,	At or for the Year Ended September 30,
2007	2006	2006	2005	2004	2003	2002	2002
($ in millions, except as per share data)
Selected Data and Ratios Profitability
Net income (loss) as a percentage of average common stockholders’ equity	1.9%	14.1%	15.0%	15.1%	13.2%	10.9%	11.7%	(125.1%)
Net finance revenue as a percentage of average earning assets (“AEA”)(3)	2.85%	3.27%	3.11%	3.40%	3.94%	3.64%	4.22%	4.57%
Ratio of earnings to fixed charges(4)	1.0	x	1.5	x	1.5	x	1.7	x	2.0	x	1.7	x	1.6	x	(8)
Efficiency ratio(5)	41.8%	45.9%	46.2%	41.1%	41.8%	41.1%	38.1%	35.4%
Credit Quality
60+ days contractual delinquencies	2.78%	1.99%	2.40%	1.71%	1.73%	2.16%	3.63%	3.76%
Net credit losses	0.46%	0.36%	0.45%	0.60%	0.91%	1.77%	2.32%	1.67%
Reserve for credit losses, excluding specific reserves as a percentage of finance receivables, excluding student lending	1.22%	1.24%	1.30%	1.31%	1.46%	1.49%	1.57%	1.32%
Other
Tangible stockholders’ equity(6) to managed assets(7)	8.3%	9.6%	9.4%	9.8%	10.7%	10.4%	10.4%	9.9%
Total managed assets(7)	$79,959.4	$67,944.0	$74,163.2	$62,866.4	$53,470.6	$49,735.6	$46,357.1	$47,622.3

(1)

The amount is comprised of fair value adjustments relating to the planned exit of CIT’s home lending business ($731.0 million), the liquidation of its remaining vendor-originated manufactured housing portfolio ($34.4 million) and a write-down of a waste-to- energy plant acquired in a loan work out ($22.5 million).

(2)

The amount relates to interest expense payable to an affiliate of Tyco prior to CIT’s initial public offering in July 2002. The activity in Tyco Capital Holdings Inc. (TCH) was in connection with its capacity as the holding company for the acquisition of CIT by Tyco in 2001. TCH was merged with CIT and the activity of TCH was relieved via a capital contribution from Tyco prior to the CIT initial public offering. As a result TCH had no subsequent impact on CIT consolidated financial statements.

(3)

“AEA” means average earning assets, which is the average of finance receivables, operating lease equipment, financing and leasing assets held for sale and certain investments, less credit balances of factoring clients.

(4)

For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, minority interest in subsidiary trust holding solely debentures of the Company and one-third of rent expense, which is deemed representative of an interest factor.

(5)	The efficiency ratio is the percentage of salaries and general operating expenses to total net revenue, excluding the provision for credit losses and valuation allowance.

(6)

Tangible stockholders’ equity excludes goodwill and other intangible assets. Tangible stockholders’ equity also excludes certain unrealized losses relating to derivative financial instruments and other investments, as these losses are not necessarily indicative of amounts that will be realized.

(7)	“Managed assets” means assets previously securitized and still managed by us and include (i) financing and leasing assets, (ii) certain investments and (iii) off-balance sheet finance receivables.

(8)

Earnings were insufficient to cover fixed charges by $6,331.1 million for the year ended September 30, 2002. Earnings for the year ended September 30, 2002 included a non-cash goodwill impairment charge of $6,511.7 million in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” The ratio of earnings to fixed charges included fixed charges of $1,497.2 million and a loss before provision for income taxes of $6,331.1 million resulting in a total loss provision for income taxes and fixed charges of $4,833.9 million.

DESCRIPTION OF THE EQUITY UNITS

The following is a summary of some of the terms of the Equity Units. This summary, together with the summary of the terms of the purchase contracts, the purchase contract and pledge agreement and the notes set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes” in this prospectus supplement, contain a description of all of the material terms of the Equity Units, but are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, indenture, senior notes and remarketing agreement, including the definitions of certain terms used therein.

General

We will issue the Equity Units under the purchase contract and pledge agreement between us and The Bank of New York, as purchase contract agent (the “purchase contract agent”), and The Bank of New York, as collateral agent, custodial agent and securities intermediary (the “collateral agent”). The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 24,000,000 Corporate Units (up to 27,600,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $25.

Each Corporate Unit offered will initially consist of:

•	a purchase contract under which

•

the holder will agree to purchase from us, and we will agree to sell to the holder, no later than on November 17, 2010, which we refer to as the purchase contract settlement date, or upon early settlement, for $25, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon Cash Merger,” as the case may be, and

•	we will pay the holder quarterly contract adjustment payments at the rate of % per year on the stated amount of $25, or $ per year, and either:

•

a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount of senior notes due 2015 issued by us, and under which we will pay to the holder 1/40, or 2.5%, of the interest payment on a $1,000 principal amount note at the initial rate of  %, or $   per year; or

•	following the occurrence of a special event redemption, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the Treasury portfolio.

“Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

(1)

a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to November 15, 2010 (the second business day prior to the purchase contract settlement date), and

(2)

for each scheduled interest payment date on the notes after the date of a special event redemption and on or before the purchase contract settlement date a  % undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the business day immediately preceding such payment date.

The fair value of the Corporate Units we issue will be recorded in our financial statements based on an allocation between the purchase contracts and the notes in proportion to their respective fair market values. Under the purchase contract and pledge agreement, you will be deemed to have agreed to allocate 100% of the purchase price to your undivided interest in the notes and 0% to the purchase contracts, so your initial tax basis in each purchase contract will be $0 and the initial tax basis in the undivided beneficial ownership interest in a note will be $25. This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS.

So long as the units are in the form of Corporate Units, the related undivided beneficial ownership interest in the note or the applicable ownership interest in the Treasury portfolio, as the case may be, will be pledged to us through the collateral agent to secure the holders’ obligations to purchase our common stock under the related purchase contracts.

Creating Treasury Units by Substituting a Treasury Security for a Note

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, each holder of 40 Corporate Units may create, at any time on or prior to the second business day immediately preceding the first remarketing date, 40 Treasury Units by substituting for a note a zero-coupon U.S. Treasury security (CUSIP No. 912820MJ3) with a principal amount at maturity equal to $1,000 and maturing on November 15, 2010, which we refer to as a Treasury security. This substitution would create 40 Treasury Units and the note would be released to the holder and would be separately tradable from the Treasury Units. Because Treasury securities and notes are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 40 Corporate Units. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may substitute Treasury securities for the applicable ownership interests in the Treasury portfolio only in integral multiples of   Corporate Units.

Each Treasury Unit will consist of:

•	a purchase contract under which

•

the holder will agree to purchase from us, and we will agree to sell to the holder, not later than on the purchase contract settlement date, or upon early settlement, for $25, a number of shares of our common stock equal to the applicable settlement rate, and

•	we will pay the holder quarterly contract adjustment payments at the rate of % per year on the stated amount of $25, or $ per year, and

•	a 1/40, or 2.5%, undivided beneficial ownership interest in a Treasury security.

The term “business day” means any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts.

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, to create 40 Treasury Units, a holder is required to:

•	deposit with the collateral agent a Treasury security, which must be purchased in the open market at the expense of the Corporate Unit holder (unless otherwise owned by the holder); and

•

transfer to the purchase contract agent 40 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited a Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related note.

Upon receiving instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related note from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 40 Corporate Units;

•	transfer the related note to the holder; and

•	deliver 40 Treasury Units to the holder.

The Treasury security will be substituted for the note and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The note thereafter will trade separately from the Treasury Units.

If the Treasury portfolio has replaced the notes as a component of the Corporate Units, the Corporate Unit holder will follow the same procedure to create a Treasury Unit, except the holder will have to

deposit integral multiples of   Corporate Units and the purchase contract agent will transfer the related applicable ownership interests in the Treasury portfolio.

Holders who create Treasury Units or recreate Corporate Units, as discussed below, will be responsible for any fees or expenses payable to the collateral agent in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Recreating Corporate Units

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, each holder of 40 Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the first remarketing date, to substitute for the related Treasury security held by the collateral agent a note having an aggregate principal amount equal to $1,000. This substitution would recreate 40 Corporate Units and the applicable Treasury security would be released to the holder and would be separately tradable from the Corporate Units. Because Treasury securities and notes are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 40 Treasury Units. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Treasury Units may substitute applicable ownership interests in the Treasury portfolio for Treasury securities only in integral multiples of   Treasury Units.

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, to recreate 40 Corporate Units, a holder is required to:

•	deposit with the collateral agent a $1,000 principal amount note, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 40 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited a $1,000 principal amount note with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury security.

Upon receiving instructions from the purchase contract agent and receipt of the $1,000 principal amount note, the collateral agent will release the related Treasury security from the pledge and deliver it to the purchase contract agent, on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 40 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 40 Corporate Units to the holder.

The $1,000 principal amount note will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts. The Treasury security thereafter will trade separately from the Corporate Units.

If the Treasury portfolio has replaced the notes as a component of the Corporate Units, the Treasury Unit holder will follow the same procedure to create a Corporate Unit, except the holder will have to deposit integral multiples of   Treasury Units and must deposit   applicable ownership interests in the Treasury portfolio with the collateral agent, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder.

Current Payments

Holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the notes attributable to the undivided beneficial ownership interest in the notes (or distributions on the applicable ownership interest in the Treasury portfolio if the notes have been replaced by the Treasury portfolio), equivalent to the rate of  % per year and quarterly contract adjustment payments payable by us at the rate of  % per year on the stated amount of $25 per Corporate Unit. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units, but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the notes that were released to them when the Treasury Units were created for as long as they hold the notes.

We will make all payments on the Corporate Units and the Treasury Units quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing on February 17, 2008. We will make these payments to the person in whose name the Equity Unit is registered at the close of business on the first day of the month in which the payment is scheduled to be made

Listing

We will apply for listing of the Corporate Units on the New York Stock Exchange under the symbol “  .” Unless and until substitution has been made as described in “—Creating Treasury Units by Substituting a Treasury Security for a Note” or “—Recreating Corporate Units,” neither the note or applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The note or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. In addition, if Treasury Units or notes are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we will endeavor to cause the Treasury Units or notes to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.

Ranking

The notes will be our unsecured, senior obligations. The payment of the principal of, and interest on, the notes will rank equally in right of payment with our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any of our existing and future subordinated indebtedness. The notes will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Additionally, the notes will be effectively subordinated to all existing and future indebtedness of our subsidiaries.

Our obligations with respect to the contract adjustment payments will be subordinate in right of payment to our senior indebtedness. “Senior indebtedness” with respect to the contract adjustment payments means indebtedness of any kind, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the contract adjustment payments.

Voting and Certain Other Rights

Holders of purchase contracts forming part of the Corporate Units or Treasury Units, in their capacities as such holders, will have no voting or other rights in respect of our common stock.

Repurchase of the Equity Units

We may purchase from time to time any of the Equity Units offered by this prospectus supplement that are then outstanding by tender, in the open market, by private agreement or otherwise.

DESCRIPTION OF THE PURCHASE CONTRACTS

The following description is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement between us, the purchase contract agent and the collateral agent. The description of the purchase contracts and the purchase contract and pledge agreement in this prospectus supplement contains a summary of their material terms but does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, indenture, senior notes and remarketing agreement, including the definitions of certain terms used therein.

Purchase of Common Stock

Each purchase contract that is a part of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to sell, on November 17, 2010, the purchase contract settlement date (unless the purchase contract terminates prior to that date or is settled early at the holder’s option), a number of shares of our common stock equal to the settlement rate, for $25 in cash. The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we refer to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” and “—Early Settlement Upon Cash Merger” below:

(1)

If the applicable market value of our common stock is equal to or greater than the “threshold appreciation price” of $  , the settlement rate will be   shares of our common stock (such settlement rate being referred to as the “minimum settlement rate”).

Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market price is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market price is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2)

If the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $  , the settlement rate will be a number of shares of our common stock equal to $25 divided by the applicable market value.

Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the market price does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(3)

If the applicable market value of our common stock is less than or equal to the reference price of $  , the settlement rate will be   shares of our common stock, which is equal to the stated amount divided by the reference price (such settlement rate being referred to as the “maximum settlement rate”).

Accordingly, if the market price for the common stock decreases between the date of this prospectus supplement and period during which the adjusted applicable market value is measured and the market price is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the market price of the common stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

If you elect to settle your purchase contract early in the manner described under “Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be  , the minimum settlement rate, subject to adjustment as described under “Anti-dilution Adjustments.” We refer to the minimum settlement rate and the maximum settlement rate collectively as the “fixed settlement rate.”

The “applicable market value” means the average of the closing prices per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the applicable settlement date (we refer to this 20 trading day period as the “observation period”); provided, however, that if we enter into a reorganization event (as defined under “—Anti-dilution Adjustments” below), the applicable market value will mean the value of an exchange property unit (as defined under “—Anti-dilution Adjustments—Reorganization Events” below). Following the occurrence of any such event, references herein to the purchase or issuance of shares of our common stock will be construed to be references to settlement into exchange property units. For purposes of calculating the exchange property unit value, (x) the value of any common stock included in the exchange property unit shall be determined using the average of the closing price per share of such common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the applicable settlement date and (y) the value of any other property, including securities other than common stock included in the exchange property unit, shall be the value of such property on the first trading day of the observation period (as determined in good faith by the board of directors, whose determination shall be conclusive and described in a Board resolution).

The term “closing price” of shares of our common stock means, on any date of determination (1) the closing sale price (or, if no closing sale price is reported, the reported last sale price) of shares of our common stock on the New York Stock Exchange on such date or, if shares of our common stock are not listed for trading on the New York Stock Exchange on any such date, as reported in the composite transactions for the principal United States securities exchange on which the shares of our common stock are so listed, or if shares of our common stock are not so listed on a United States national or regional securities exchanges or (2) if shares of our common stock are not so reported, the last quoted bid price for the shares of our common stock in the over-the-counter market as reported by the National Quotation Bureau or a similar organization, or, if such bid price is not available, the average of the mid-point of the last bid and ask prices of shares of our common stock on such date from at least three nationally recognized independent investment banking firms retained by us for this purpose.

The term “trading day” means a day on which the shares of our common stock:

•	are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

•	have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of our common stock.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to such fraction multiplied by the applicable market value. If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

Unless:

•	a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon Cash Merger;”

•	a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “—Notice to Settle with Cash;” or

•	an event described under “—Termination” has occurred,

then, on the purchase contract settlement date,

•	in the case of Corporate Units where there has been a successful remarketing, the portion of the proceeds from the remarketing equal to the principal amount of the notes remarketed will automatically be applied to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•

in the case of Corporate Units where there has not been a successful remarketing and the Treasury portfolio has not replaced the notes as a component of the Corporate Units, unless holders of Corporate Units elect not to exercise their put right by delivering cash to settle their purchase contracts, such holders will be deemed to have elected to apply the put price to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts and the accrued and unpaid interest to, but not including the settlement date, will be paid to such holders;

•

in the case of Corporate Units where the Treasury portfolio has replaced the notes as a component of the Corporate Units, proceeds of the appropriate applicable ownership interests in the Treasury portfolio when paid at maturity equal to the stated amount of $25 per Corporate Unit will automatically be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•

in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts.

The common stock will then be issued and delivered to the holder or the holder’s designee, upon presentation and surrender of the certificate evidencing the Corporate Units or Treasury Units, if in certificated form, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder.

Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

•

irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the purchase contract and the related purchase contract and pledge agreement in the name of and on behalf of such holder; and

•	agreed to be bound by the terms and provisions of the Corporate Units and Treasury Units and perform its obligations under the related purchase contract and the purchase contract and pledge agreement.

In addition, each beneficial owner of an Equity Unit, by acceptance of the beneficial interest therein, will be deemed to have agreed (i) to treat itself as the owner of the related note, applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, for U.S. federal income tax purposes and (ii) to treat the notes as indebtedness for U.S. federal income tax purposes which is not subject to the contingent payment debt regulations. See “Material U.S. Federal Income Tax Consequences.”

Remarketing

Pursuant to the remarketing agreement among Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as the remarketing agents, the purchase contract agent (as attorney-in-fact of the holders) and us, unless a special event redemption or a termination event has occurred, remarketing of the notes will be attempted on or after November 2, 2010, but no later than November 10, 2010 (the fifth business day immediately preceding the purchase contract settlement date), as specified by us and notified to the holders of the Corporate Units, as described under “Illustrative Remarketing Timeline,” on October 5, 2010 (the 20th business day prior to November 2, 2010). The date so specified will be the “first remarketing date.” If the remarketing on the first remarketing date fails, remarketing will be attempted on each successive business day to, and including, the earlier of (i) November 12, 2010 (the third business day immediately preceding the purchase contract settlement date) and (ii) the day on which successful remarketing takes place. The remarketing agents will use their reasonable efforts to obtain a price for the notes to be remarketed that results in proceeds of at least 100% of the aggregate principal amount of such notes. To obtain that price, the remarketing agents will reset the interest rate on the notes, as described under “Description of the Notes—Interest Rate Reset.” Settlement of a successful remarketing, and the effective date of the reset rate, will occur on the purchase contract settlement date.

On October 5, 2010 (the 20th business day prior to November 2, 2010), we or the purchase contract agent, at our request, will give holders of Corporate Units, Treasury Units and notes that do not underlie Corporate Units notice of the remarketing, specifying the first remarketing date, the dates of the remarketing period, procedures to be followed in the remarketing and specifying the cash payment needed to be made if holders elect not to participate in the remarketing. Corporate Unit holders have the option to notify the purchase contract agent on or prior to the second business day immediately preceding the first remarketing date of their intention to settle the related purchase contracts with separate cash and provide such cash on or prior to the first business day immediately preceding the first remarketing date. The notes of any Corporate Unit holder who has failed to give this notice and deliver such cash will be remarketed on the first remarketing date. If the remarketing on the first remarketing date fails, remarketing will be attempted on each successive business day to, and including, the earlier of (i) November 12, 2010 (the third business day immediately preceding the purchase contract settlement date) and (ii) the day on which successful remarketing takes place. In addition, holders of notes that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Notes—Optional Remarketing of Notes that are Not Included in Corporate Units.”

The terms of the notes following the remarketing will not be known until the remarketing is effected, which will occur after holders have made their determination whether to participate in the remarketing.

Upon a successful remarketing, the portion of the proceeds equal to the aggregate principal amount of the notes will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. If any proceeds remain after this application, the remarketing agents will remit such remaining proceeds to the purchase contract agent for the benefit of the holders. We will separately pay a fee to the remarketing agents. Holders whose notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a special event redemption, if (1) despite using their reasonable efforts, the remarketing agents cannot remarket the related notes prior to or on November 12, 2010 (the third business day immediately preceding the purchase contract settlement date), other than to us, at a price equal to or greater than 100% of the aggregate principal amount of the notes, or (2) the remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed final remarketing, holders of all notes will have the right to put their notes to us for an amount equal to the principal amount of their notes on the purchase contract settlement date. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the notes underlying such Corporate Units unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, such holder provides a written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the collateral agent $25 in cash per Corporate Unit. Such settlement with separate cash may only be effected in integral multiples of 40 Corporate Units. Unless a holder of Corporate Units has settled the related purchase contracts with separate cash on or prior to the purchase contract settlement date, such holder will be deemed to have elected to apply the put price against such holder’s obligations to purchase our common stock under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to such holder our common stock pursuant to the related purchase contracts.

If there has not been a successful remarketing on or prior to November 12, 2010 (the third business day immediately preceding the purchase contract settlement date), we will cause a notice of the failure of remarketing of the notes to be published before 9:00 a.m., New York City time, on November 15, 2010 (the second business day immediately preceding the purchase contract settlement date). The notice to be published will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. In addition, we will request, not later than 20 business days prior to the first remarketing date, that the depositary notify its participants holding notes, Corporate Units and Treasury Units of the remarketing, including the procedures that must be followed by a note holder in the case of a failed remarketing on the final remarketing date if a note holder wishes to exercise its right to put its notes to us as described in this prospectus supplement. We will use commercially reasonable efforts to ensure that a registration statement with respect to the full amount of the notes to be remarketed will be effective in a form that may be used by the remarketing agents in connection with the remarketing process (unless such registration statement is not required under the applicable laws and regulations that are in effect at that time).

In connection with the remarketing, we may also elect to modify various provisions of the indenture as we may determine, which will become effective upon a successful remarketing on the purchase contract settlement date. See “Description of the Notes—Modification of the Terms of the Notes in Connection with a Successful Remarketing.”

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first remarketing date, in the case of Corporate Units, or the second business day immediately preceding the purchase contract settlement date, in the case of Treasury Units. Such early settlement may only be made in integral multiples of 40 purchase contracts. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may settle early only in integral multiples of   Corporate Units prior to 5:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to (i) $25 times the number of purchase contracts being settled plus (ii) if the delivery is made with respect to purchase contracts during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contracts.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

The early settlement right is also subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).

Upon early settlement, (1) the holder will receive the minimum settlement rate of   shares of our common stock per Corporate Unit or Treasury Unit, subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” below, accompanied by an appropriate prospectus if required by law, (2) the related notes, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts will be released from the pledge under the purchase contract and pledge agreement, and delivered within three business days following the early settlement date, in each case to the purchase contract agent for delivery to the holder, (3) the holder’s right to receive future contract adjustment payments and any accrued and unpaid contract adjustment payments for the period since the most recent quarterly payment will terminate, except that the holder will receive any accured and unpaid contract adjustment payments if the early settlement date falls after a record date next preceding any payment date and prior to opening of business on such payment date and (4) no adjustment will be made to or for the holder on account of any accrued and unpaid contract adjustment payments referred to in (3) above.

If the purchase contract agent receives a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and payment of $25 for each purchase contract being settled prior to 5:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the settlement date.

Early Settlement Upon Cash Merger

Prior to the purchase contract settlement date, if we are involved in a consolidation, acquisition or merger, or a sale of all or substantially all of our assets, in each case in which at least 10% of the consideration received by holders of our common stock consists of cash or cash equivalents, which we refer to as a cash merger, then following the cash merger, each holder of a purchase contract will have the right to accelerate and settle such contract early at the settlement rate determined as if the applicable market value equaled the stock price (as defined below), plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”), provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled. We refer to this right as the “merger early settlement right.”

The foregoing paragraph includes a phrase relating to a sale of all or substantially all of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, your right to accelerate and settle such contract early as a result of a sale of substantially all of our assets may be uncertain.

We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be at least ten days after the date of the notice but no later than the earlier of 20 days after the date of such notice or two business days prior to the first remarketing date, by which each holder’s merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the purchase contract agent, no later than 4:00 p.m., New York City time, on the third business day before the early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds less the amount of any accrued and unpaid contract adjustment payments.

If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the cash merger and received shares of our common stock at the settlement rate described above, plus the additional make-whole shares. You will also receive the notes, applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be. If you do not elect to exercise your merger early settlement right, your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger. In the event that a holder seeks to exercise its merger early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right shall be void unless and until such a registration statement shall be effective and we will have no further obligation with respect to any such registration statement if, notwithstanding using our commercially reasonable efforts, no registration statement is then effective.

A holder of Corporate Units or Treasury Units may exercise the merger early settlement right only in integral multiples of 40 Treasury Units.

Calculation of Make-Whole Shares. The number of make-whole shares applicable to a merger early settlement will be determined by reference to the table below, based on the date on which the cash merger becomes effective (the “effective date”) and the price (the “stock price”) paid per share for our common stock in such cash merger. If holders of our common stock receive only cash in such transaction, the stock price paid per share will be the cash amount paid per share. Otherwise, the stock price paid per share will be the average of the closing sale prices of our common stock on the 20 trading days prior to, but not including, the effective date of such cash merger.

Effective Date	Stock Price on Effective Date
	$	$	$	$	$	$	$	$	$
, 2008
, 2009
, 2010

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rate.

Each of the make-whole share amounts in the table will be subject to adjustment in the same manner as the fixed settlement rate as set forth under “—Anti-dilution Adjustments.”

The exact stock price and effective date applicable to a cash merger may not be set forth on the table, in which case:

•

if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $ per share (subject to adjustment as described above), then the make-whole share amount will be zero; and

•

if the stock price is less than $   per share (subject to adjustment as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two dates on the table.

Notice to Settle with Cash

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, at the offices of the purchase contract agent with the completed “Notice to Settle with Cash” form prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first remarketing date. Holders of Corporate Units may only cash settle purchase contracts in integral multiples of 40 purchase contracts.

The holder must also deliver to the collateral agent the required cash payment in immediately available funds. Such payment must be delivered prior to 5:00 p.m., New York City time, on the first business day immediately preceding the first remarketing date.

Upon receipt of the cash payment, the related note will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date.

If a holder of Corporate Units that has given notice of its intention to settle with cash fails to deliver the cash by the applicable time and date specified above, the notes underlying such holder’s Corporate

Units will automatically be remarketed, or if there is a failed final remarketing such notes will be put to us, as described under “—Remarketing” above.

Any cash received by the collateral agent upon cash settlement will be invested promptly in permitted investments, as defined in the purchase contract and pledge agreement, and paid to us on the purchase contract settlement date. Any funds received by the collateral agent in respect of the investment earnings from such investments will be distributed to the purchase contract agent for payment to the holders who settled with cash.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of  % of the stated amount of $25 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing on February 17, 2008.

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be on the first day of the month in which the relevant payment date falls. These distributions will be paid through the purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units. Subject to any applicable laws and regulations, each such payment will be made as described under “—Book-Entry system.”

If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our senior indebtedness.

Anti-dilution Adjustments

Each fixed settlement rate will be subject to the following adjustments:

(1) Stock Dividends. If we pay or make a dividend or other distribution on our common stock in common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing:

•	each fixed settlement rate by

•

a fraction of which the numerator shall be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

(2) Stock Purchase Rights. If we issue to all holders of our common stock rights, options, warrants or other securities, entitling them to subscribe for or purchase shares of our common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of our common stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or securities (other than pursuant to a dividend reinvestment, share purchase or similar plan), each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which shall be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock which the aggregate consideration expected to be received by us upon the exercise, conversion or exchange of such rights, options, warrants or securities would purchase at such current market price and the denominator of which shall be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock so offered for subscription or purchase, either directly or indirectly.

(3) Stock Splits; Reverse Splits; and Combinations. If outstanding shares of our common stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of our common stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

(4) Debt, Asset or Security Distributions. If we, by dividend or otherwise, distribute to all holders of our common stock evidences of our indebtedness, assets or securities (but excluding any rights, options, warrants or other securities referred to in paragraph (2) above, any dividend or distribution paid exclusively in cash referred to in paragraph (5) below and any dividend, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a spin-off referred to below, or dividend or distribution referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution shall be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which shall be the current market price on the date fixed for such determination less the then fair market value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of our common stock and the denominator of which shall be such current market price.

In the case of the payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours, which we refer to as a “spin-off,” the fixed settlement rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which is the current market price of our common stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

The adjustment to the fixed settlement rate under the preceding paragraph will occur on the date that is the earlier of:

•	the 10th trading day from and including the effective date of the spin-off; and

•	the date of the securities being offered in the initial public offering of the spin-off, if that initial public offering is effected simultaneously with the spin-off.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock over the first 10 trading days following the effective date of the spin-off.

If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

(5) Cash Distributions. If we, by dividend or otherwise, make distributions to all holders of our common stock exclusively in cash during any quarterly period (excluding any cash that is distributed in a reorganization event to which the provisions described below under “—Reorganization Events” apply or as part of a distribution referred to in paragraph (4) above) in an amount that exceeds $0.25 per share per quarter of our common stock (such per share amount being referred to at the “reference dividend”), immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate shall be increased by dividing:

•	each fixed settlement rate by

•

a fraction, the numerator of which shall be equal to the current market price on the date fixed for such determination less the per share amount of the distribution and the denominator of which shall be equal to such current market price minus the reference dividend.

(6) Tender and Exchange Offers. In the case that a tender offer or exchange offer made by us or any subsidiary for all or any portion of our common stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of purchased shares) of an aggregate consideration having a fair market value per share of our common stock that exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (which we refer to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate shall be increased by dividing:

•	each fixed settlement rate immediately prior to the close of business on the date of the expiration time by

•

a fraction (A) the numerator of which shall be equal to (x) the product of (I) the current market price on the date of the expiration time and (II) the number of shares of common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (y) the amount of cash plus the fair market value of the aggregate consideration payable to stockholders pursuant to the tender offer or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender offer or exchange offer, of purchased shares), and (B) the denominator of which shall be equal to the product of (x) the current market price on the date of the expiration time and (y) the result of (I) the number of shares of our common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (II) the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the expiration time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “purchased shares”).

The “current market price” per share of our common stock or any other security on any day means the average of the daily closing prices for the 20 consecutive trading days preceding the earlier of the day preceding the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

Reorganization Events. The following events are defined as “reorganization events”:

•	any consolidation or merger of CIT Group Inc. with or into another person or of another person with or into CIT Group Inc.; or

•	any sale, transfer, lease or conveyance to another person of the property of CIT Group Inc. as an entirety or substantially as an entirety; or

•	any statutory share exchange of CIT Group Inc. with another person (other than in connection with a merger or acquisition); or

•	any liquidation, dissolution or termination of CIT Group Inc. (other than as a result of or after the occurrence of a Termination Event).

Upon a reorganization event, each Equity Unit shall thereafter, in lieu of a variable number of shares of our common stock, be settled by delivery of exchange property units. An “exchange property unit” represents the right to receive the kind and amount of securities, cash and other property receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person to the extent such reorganization event provides for different treatment of common stock held by our affiliates and non-affiliates. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units would have been entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election.

In the event of such a reorganization event, the person formed by such consolidation, or merger or the person which acquires our assets shall execute and deliver to the transfer agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this “—Anti-dilution Adjustments” section. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

Holders have the right to settle their obligations under the Equity Units early in the event of certain cash mergers as described above under “—Early Settlement Upon Cash Merger.”

You may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the settlement rate is adjusted (or fails to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. Thus, under certain circumstances, an increase in (or a failure to decrease) the settlement rate might give rise to a taxable dividend to you even though you will not receive any cash in connection with the increase in (or failure to decrease) the settlement rate. In addition, non-U.S. holders of Equity Units may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. See “Material U.S. Federal Income Tax Consequences—U.S. Holders—Purchase Contracts—Adjustment to the Settlement Rate” and “—Non-U.S. Holders—Dividends.”

In addition, we may increase the settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. If any adjustment is not required to be made because it would not change the settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment, provided that effect shall be given to an anti-dilution adjustments not later than the applicable settlement date for an Equity Unit.

No adjustment to the settlement rate need be made if holders may participate in the transaction that would otherwise give rise to an adjustment, so long as the distributed assets or securities the holders would receive upon settlement of the Equity Units, if convertible, exchangeable, or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following settlement of the Equity Units.

The fixed settlement rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid dividends.

We will be required, as soon as practicable after the fixed settlement rate is adjusted, to provide written notice of the adjustment to the holders of Equity Units.

If an adjustment is made to the fixed settlement rate, an adjustment also will be made to the applicable market value solely to determine which of the clauses of the definition of settlement rate will be applicable on the purchase contract settlement date or any merger early settlement date.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders’ obligation and right to purchase and receive shares of our common stock and to receive accrued and unpaid contract adjustment payments) will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to CIT Group Inc.

Upon any termination, the collateral agent will release the related interests in the notes, applicable ownership interests in the Treasury portfolio, or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the notes, applicable ownership interests in the Treasury portfolio, or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any Treasury security upon termination of the purchase contract, the purchase contract agent will dispose of the security for cash and pay the cash to the holder. Upon any termination, however, such release and distribution may be subject to a delay. In the event that CIT Group Inc. becomes the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until such automatic stay has been lifted. We expect any such delay to be limited. Moreover, claims arising out of the notes will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, although we do not believe such an argument would prevail, following the termination of the purchase contracts, a party in interest in the bankruptcy proceeding might argue that the holders of notes should be treated as equity holders, rather than creditors, in the bankruptcy proceeding.

Pledged Securities and Pledge

The undivided beneficial ownership interests in the notes, or, following a special event redemption, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units and Treasury Units with respect to such pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

•

in the case of Corporate Units, to substitute a Treasury security for the related note or the applicable ownership interests in the Treasury portfolio, as the case may be, as provided under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for a Note;”

•

in the case of Treasury Units, to substitute a note, or the applicable ownership interests in the Treasury portfolio, as the case may be, for the related Treasury security, as provided under “Description of the Equity Units—Recreating Corporate Units;” and

•	upon early settlement, cash settlement or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related notes (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the notes as a component of the Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or Treasury Units are registered at the close of business on the record date preceding the date of such distribution.

CERTAIN PROVISIONS OF
THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

General

Except as described under “—Book-Entry System” below, payments on the Corporate Units and Treasury Units will be payable, the purchase contracts will be settled and transfers of the Corporate Units and Treasury Units will be registrable at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units or Treasury Units do not remain in book- entry form, we have the option to make payments on the Corporate Units and Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code. See “Description of the Purchase Contracts—Termination”) at the office of the purchase contract agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.

If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

Modification

The purchase contract and pledge agreement will contain provisions permitting us and the purchase contract agent, and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events; and

•	to cure any ambiguity, to correct or supplement any provisions that may be inconsistent with any other provision or to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units, provided that any amendment made solely to conform the provisions of the purchase contract and pledge agreement to the description of the Equity Units and the purchase contracts contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders.

The purchase contract and pledge agreement will contain provisions preventing us and the purchase contract agent, and the collateral agent, subject to certain limited exceptions, from modifying the terms of the purchase contracts and the purchase contract and pledge agreement without the consent of the holders of not less than a majority of the outstanding purchase contracts. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	change any payment date;

•	impair the right to institute suit for the enforcement of a purchase contract;

•

except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock on settlement of any purchase contract, change the purchase contract settlement date or the right to early settlement or cash merger early settlement or otherwise adversely affect the holder’s rights under a purchase contract in any material respect;

•

change the amount or type of collateral required to be pledged to secure a holder’s obligations under the purchase contract, impair the right of the holder of any purchase contract to receive distributions on such collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•	reduce any contract adjustment payments or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

•

reduce the above stated percentage of outstanding purchase contracts whose holders’ consent is required for the modification or amendment of the provisions of the purchase contracts and the purchase contract and pledge agreement.

provided that if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected voting group of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such voting group or, if referred to in the five bullets above, all of the holders of such voting group.

No Consent to Assumption

Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us, our receiver, liquidator or trustee in the event that CIT Group Inc. becomes the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger and Conveyance of Assets as an Entirety

The purchase contract and pledge agreement provide that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any other person, unless:

•	we will be the continuing corporation; or

•

the successor entity or person that acquires all or substantially all of our assets will expressly assume all of our obligations under the purchase contract and pledge agreement, the indenture and the remarketing agreement; and

immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor entity will not be in default in the performance of the covenants and conditions thereunder.

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment, settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the earliest of any early settlement date, any merger early settlement date, the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate following any of these dates, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

The Bank of New York will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Information Concerning the Collateral Agent

The Bank of New York will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Since The Bank of New York is serving as both the collateral agent and the purchase contract agent, if an event of default, except an event of default occurring as a result of a failed remarketing, occurs under the purchase contract and pledge agreement, The Bank of New York will resign as the collateral agent but remain as the purchase contract agent. We will then select a new collateral agent in accordance with the terms of the purchase contract and pledge agreement.

Miscellaneous

The purchase contract and pledge agreement will provide that we will pay all fees and expenses related to (1) the retention of the collateral agent and (2) the enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses.

Book-Entry System

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the Financial Industry Regulatory Authority. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

We will issue the Corporate Units and Treasury Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Corporate Units or Treasury Units upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Corporate Units or Treasury Units. If we determine at any time that the Corporate Units or Treasury Units shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw this beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global Corporate Unit or Treasury Unit, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for Corporate Unit or Treasury Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names, and

•

will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, Treasury Units or the purchase contract and pledge agreement.

All payments on the Corporate Units and Treasury Units represented by the global security certificates and all transfers and deliveries of related notes, Treasury securities and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date, or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE NOTES

The descriptions in this prospectus supplement contain a description of the material terms of the notes and the indenture but do not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, indenture, senior notes and remarketing agreement, including the definitions of certain terms used therein.

General

We will issue the notes under a senior indenture dated January 20, 2006, as amended by the first supplemental indenture dated February 13, 2007 and the second supplemental indenture dated October   , 2007 between us and The Bank of New York, as indenture trustee. We refer to the senior indenture, as amended by the first and second supplemental indentures, as the indenture.

The notes initially will be issued in an aggregate principal amount of $600 million ($690 million if the underwriters exercise their over-allotment option in full).

The indenture trustee will initially be the security registrar and the paying agent for the notes. The notes will be issued in certificated form, without coupons, in denominations of $1,000 and integral multiples of $1,000; provided, however, that upon release by the collateral agent of notes underlying the undivided beneficial ownership interests in the notes pledged to secure the Corporate Units holders’ obligations under the related purchase contracts (other than any release of the notes in connection with the creation of Treasury Units, an early settlement with separate cash, an early settlement upon a cash merger, or a remarketing, each as described under “Description of the Purchase Contracts”) the notes will be issuable in denominations of $25 principal amount and integral multiples thereof. The notes may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below. Payments on notes issued as a global note will be made to the depositary or a successor depositary. Principal and interest with respect to certificated notes will be payable, the transfer of the notes will be registrable and notes will be exchangeable for notes of a like aggregate principal amount in denominations of $1,000 and integral multiples of $1,000 (unless notes have previously been issued in denominations of $25 and integral multiples thereof, in which case notes will be exchangeable for a like aggregate principal amount in denominations of $25 and integral multiples of $25), at the office or agency maintained by us for this purpose in The City of New York. We have initially designated the corporate trust office of the indenture trustee as that office. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

Each Corporate Unit includes a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount note that corresponds to the stated amount of $25 per Corporate Unit.

The notes will not be subject to a sinking fund provision and will not be subject to defeasance. The entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on November 15, 2015, unless earlier redeemed by us. As described below under “—Put Option Upon Failed Final Remarketing,” holders will have the right to require us to purchase their notes under certain circumstances.

Ranking

The notes will be our unsecured, senior obligations. The payment of the principal of, and interest on, the notes will rank equally in right of payment with our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any of our existing and future subordinated indebtedness. The notes will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Additionally, the notes will be effectively subordinated to all existing and future indebtedness of our subsidiaries.

At June 30, 2007, on a pro forma basis after giving effect to the offering (excluding any exercise of the underwriters’ over-allotment option) and the use of proceeds hereof, we would have had $69,847.0 million of indebtedness, $9,605.9 million of which would effectively rank senior to the notes.

Interest

Each note will bear interest at the annual rate of  % from the original issuance date to the purchase contract settlement date payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year commencing on February 17, 2008. The interest rate on the notes will be reset in connection with the remarketing as described below under “—Interest Rate Reset.” However, if there is not a successful remarketing of the notes, the interest rate will not be reset and the notes will continue to bear interest at the initial interest rate, all as described below under “—Interest Rate Reset.” Interest will be payable to the persons in whose names the notes are registered at the close of business (whether or not a business day) on the first day of the month in which the interest payment date falls. Following a successful remarketing, interest on the notes will be payable on a semi-annual basis.

The amount of interest payable on the notes for any period will be computed (1) for any full quarterly or semi-annual period, as applicable, on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly or semi-annual period, as applicable, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If an interest payment date falls on a date that is not a business day, then interest will be paid on the next day that is a business day and no interest on such payment will accrue for the period from and after such interest payment date.

Remarketing

The notes will be remarketed as described under “Description of the Purchase Contracts—Remarketing.”

Modification of the Terms of the Notes in Connection with a Successful Remarketing

In connection with the remarketing of the notes, without the consent of any of the noteholders, we may (but will not be required to) modify any of the terms of the indenture governing the notes, effective on and after the purchase contract settlement date, and provided that notice thereof is provided to holders prior to such time (which, if applicable, may be in the form of the prospectus used for the remarketing of the notes), to make the notes mature at any time earlier than stated maturity, provided that the notes may not mature earlier than November 15, 2012.

In addition, following a successful remarketing, interest on the notes will be payable on a semi-annual basis.

Optional Remarketing of Notes that are Not Included in Corporate Units

On or before the second business day immediately preceding the first remarketing date, holders of notes that do not underlie Corporate Units may elect to have their notes remarketed in the same manner as notes that underlie Corporate Units by delivering their notes along with a notice of this election to the collateral agent. The collateral agent will hold the notes in an account separate from the collateral account in which the pledged securities will be held. Holders of notes electing to have their notes remarketed will also have the right to withdraw the election on or before the second business day immediately preceding the first remarketing date.

Interest Rate Reset

The interest rate on the notes will be reset on the date of a successful remarketing and the reset rate will become effective on the purchase contract settlement date. If this occurs, the reset rate will be the rate determined by the remarketing agents as the annual interest rate the notes should bear in order for the notes to be remarketed to have an aggregate market value on the reset date of at least 100% of the aggregate principal amount of such notes. The reset rate may be higher or lower than the initial interest rate of the notes depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law. Interest at the reset rate will be payable on a semi-annual basis.

If the notes are not successfully remarketed, the interest rate will not be reset and the notes will continue to bear interest at the initial annual interest rate of  %.

The remarketing agents are not obligated to purchase any notes that would otherwise remain unsold in the remarketing. None of us, the remarketing agents or any agent of us or the remarketing agents will be obligated in any case to provide funds to make payment upon tender of notes for remarketing.

Put Option Upon Failed Final Remarketing

If the notes have not been successfully remarketed on or prior to the third business day immediately preceding the purchase contract settlement date, holders of notes will have the right to require us to purchase their notes on the purchase contract settlement date, upon at least two business days’ prior notice, at a price equal to the principal amount of such notes. Holders of notes that underlie Corporate Units will be deemed to have exercised such put right as described under “Description of the Purchase Contracts—Remarketing,” unless they settle the related purchase contracts with separate cash.

Optional Redemption—Special Event

If a special event, as defined below, occurs and is continuing prior to the earlier of (1) the date of a successful remarketing and (2) the purchase contract settlement date, we may redeem, at our option on any interest payment date, the notes in whole, but not in part, at a price equal to, for each note, the redemption amount, as defined below, plus accrued and unpaid interest thereon, which we refer collectively to as the redemption price, to the date of redemption, which we refer to as the “special event redemption date.” The redemption price payable in respect of all notes included in Corporate Units will be distributed to the collateral agent, which in turn will apply an amount equal to the redemption amount of such redemption price to purchase the Treasury portfolio on behalf of the holders of the Corporate Units and remit the remaining portion (net of fees and expenses, if any), if any, of such redemption price to the purchase contract agent for payment to the holders of the Corporate Units. Thereafter, the applicable ownership interests in the Treasury portfolio will be substituted for the notes and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations to purchase shares of our common stock under the related purchase contracts. Holders of notes that are not part of Corporate Units will directly receive proceeds from the redemption of the notes.

“Special event” means either a tax event or an accounting event, each as defined below.

“Accounting event” means the receipt by the audit committee of our Board of Directors of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50—Reports on the Application of Accounting Principles,” from our independent auditors, provided at the request of management, to the effect that, as a result of a change in accounting rules after the date of original issuance of the notes, we must either (a) account for the purchase contracts as derivatives under SFAS 133 (or otherwise mark-to-market or measure the fair value of all or any portion of the purchase contracts with changes appearing in our income statement) or (b) account for the Equity Units using the if-converted method under SFAS 128, and that such accounting treatment will cease to apply upon redemption of the notes.

“Tax event” means the receipt by us of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the notes, there is more than an insubstantial increase in the risk that interest payable by us on the notes is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes.

“Redemption amount” means, for each note, the product of the principal amount of such note and a fraction, the numerator of which is the Treasury portfolio purchase price, as defined below, and the denominator of which is the applicable principal amount, as defined below; provided that in no event shall the redemption amount for any note be less than the principal amount of such note.

“Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent, as defined below, between 9:00 a.m. and 11:00 a.m., New York City time on the third business day immediately preceding the special event redemption date for the purchase of the Treasury portfolio described below for settlement on the special event redemption date.

“Applicable principal amount” means the aggregate principal amount of the notes that are part of the Corporate Units on the special event redemption date.

“Treasury portfolio” means a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to November 15, 2010 (the second business day immediately prior to the purchase contract settlement date) in an aggregate amount at maturity equal to the applicable principal amount and with respect to each scheduled interest payment date on the notes that occurs after the special event redemption date, to and including the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the applicable principal amount of the notes on such date.

“Quotation agent” means any primary U.S. government securities dealer selected by us.

Redemption at Our Option

The notes will be redeemable at our option, in whole or in part, on a date not earlier than November 15, 2012. The redemption price will be the principal amount, plus accrued and unpaid interest, if any, to but excluding the redemption date. We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the notes. We may at any time irrevocably waive our right to redeem the notes for any specified period (including the remaining term of the notes).

We may not redeem the notes if the notes have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding notes for all interest periods terminating on or prior to the redemption date.

In the event of a final failed remarketing, the notes provide that we may apply the principal amount of the notes against your obligations under the stock purchase contracts. This remedy has the effect similar to an automatic redemption of the notes, but we do not have to give you prior notice or follow any of the other redemption procedures.

Redemption Procedures

We will mail, or will cause the trustee to mail notice of every redemption notice by first class mail, postage prepaid, addressed to the holders of record of the notes to be redeemed at their respective last addresses appearing on our books. Such mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing of such notice, to any holder of notes designated for redemption will not affect the redemption of any other notes. In addition, we will notify the collateral agent if a special event has occurred and if we elect to redeem the notes on the redemption date.

Any notes to be redeemed pursuant to the notice will, on the date fixed for redemption, become due and payable at the redemption price. From and after such date such notes will cease to bear interest. Upon surrender of any such notes for redemption in accordance with said notice, such notes will be paid by us at the redemption price, subject to certain conditions. If any notes called for redemption are not so paid upon surrender thereof for redemption, the redemption price will, until paid, bear interest from the redemption date at the rate prescribed therefor in the notes. Any notes redeemed only in part will be surrendered in accordance with the provisions of the indenture. In exchange for the unredeemed portion of such surrendered notes, new notes in an aggregate principal amount equal to the unredeemed portion will be issued.

Events of Default

Any of the following events will constitute an event of default under the indenture with respect to the notes:

•	our failure to pay interest on the notes for 30 days after payment was due;

•	our failure to pay the principal or any premium payment on the notes when due (whether at maturity, as a result of a put right or otherwise);

•

our failure to perform any other covenant in the indenture and this failure continues for 30 days after we receive written notice of it (other than any failure to perform in respect of a covenant included in the indenture solely for the benefit of another series of debt securities);

•

any event of default shall have occurred in respect of our indebtedness (including guaranteed indebtedness but excluding any subordinated indebtedness), and, as a result, an aggregate principal amount exceeding $25.0 million of such indebtedness is accelerated prior to its scheduled maturity and such acceleration is not rescinded or annulled within 30 days after we receive written notice; or

•	we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of the company.

The accompanying prospectus, under the heading “Description of Debt Securities—Events of Default,” describes the acceleration and waiver of the provisions of the indenture.

Modification, Waiver and Meetings

The indenture contains provisions for convening meetings of the holders of notes to consider matters affecting their interests.

In addition, the indenture (including the terms and conditions of the notes) may be modified or amended by us and the trustee, without the consent of the holder of any note, for the purposes of, among other things:

•	adding to our covenants for the benefit of the holders of notes;

•	surrendering any right or power conferred upon us;

•	securing our obligations in respect of the notes;

•

curing any ambiguity or correcting or supplementing any provision contained in the indenture that may be defective or inconsistent with any other provision of the indenture, or making any other provisions with respect to matters or questions arising under the indenture, which shall not adversely affect the interests of the holders of notes in any material respect;

•	to give effect to any of the changes described under “—Modification of the Terms of the Notes in Connection with a Successful Remarketing”; or

•	amending or supplementing any other provisions which will not materially adversely affect the interests of the holders of notes.

Modifications and amendments to the indenture or to the terms and conditions of the notes may also be made, and noncompliance by us with any provision of the indenture or the notes may be waived, either:

•	with the written consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding; or

•	by the adoption of a resolution at a meeting of holders at which a quorum is present by at least a majority in aggregate principal amount of the notes represented at such meeting.

However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of the holder of each outstanding note affected:

•	change the maturity date of the principal of, or any date an installment of interest is due on any note;

•	reduce the principal amount of any note;

•	reduce the interest rate or amount of interest on any note;

•	reduce the amount of principal of an original issue discount security due and payable upon a declaration or acceleration or provable in bankruptcy;

•	change the redemption provisions or adversely affect the right of repayment at the option of any holder;

•	change the currency of payment of principal of or interest on any note;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any note;

•	modify the put right upon a failed final remarketing;

•	modify the interest rate reset or remarketing provisions of the notes;

•	reduce the percentage in aggregate principal amount of notes outstanding necessary to modify or amend the indenture or to waive any past default; or

•	reduce the percentage in aggregate principal amount of notes outstanding required for any other waiver under the indenture.

Defeasance; Satisfaction and Discharge

The defeasance provisions of the indenture will not apply to the notes. The satisfaction and discharge provisions of the indenture will apply to the notes. You should refer to the description of these provisions under “Description of Debt Securities—Discharge; Defeasance and Covenant Defeasance” in the accompanying prospectus.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System

Notes that are released from the pledge following substitution of collateral or cash settlement of the purchase contracts will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described in “Description of Debt Securities—Global Securities” in the accompanying prospectus or except upon recreation of Corporate Units, notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee. See “Description of Debt Securities—Global Securities” and “Description of Debt Securities—Global Clearance and Settlement Procedures,” in the accompanying prospectus.

About the Trustee

The Bank of New York (as successor to JPMorgan Chase Bank, N.A.) is the trustee under the indenture and will be the principal paying agent and registrar for the notes. The Bank of New York will also act as collateral agent, custodial agent and securities intermediary in connection with the Equity Units. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York or its affiliates. See “Description of the Equity Units” in this prospectus supplement and “Description of Debt Securities—Concerning the Trustee” in the accompanying prospectus.

Miscellaneous

CIT will have the right at all times to assign any of its respective rights or obligations under the indenture to a direct or indirect wholly-owned subsidiary of CIT; provided that, in the event of any such assignment, CIT will remain liable for all of its respective obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. holders (as defined below) of the purchase, ownership and disposition of the Equity Units, the ownership interests in the notes, applicable ownership interests in the Treasury portfolio, Treasury securities and purchase contracts that are or may be the components of an Equity Unit, and shares of our Common Stock acquired under the purchase contracts. This summary applies only to initial holders who acquire Equity Units at the “issue price,” (which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Equity Units is sold for money), and who hold the Equity Units, ownership interests in the notes, applicable ownership interests in the Treasury portfolio, Treasury securities, purchase contracts and shares of our Common Stock as capital assets. As used herein, the term “U.S. holder” means an owner of Equity Units that, for U.S. federal income tax purposes, is:

•	An individual who is a citizen or resident of the United States;

•

A corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; and

•

a trust if (A) a U.S. court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Internal Revenue Code of 1986, as amended (the “Code”)) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person.

A non-U.S. holder is a holder that is an individual, corporation, estate or trust that is not a U.S. holder.

If a partnership holds Equity Units, ownership interests in the notes, applicable ownership interests in the Treasury portfolio, Treasury securities, purchase contracts or shares of our Common Stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding any of the above instruments should consult their tax advisors.

The U.S. federal income tax treatment of holders varies depending on their particular situations, and this summary does not address all of the U.S. federal income tax considerations that may be applicable to those particular situations. Also, this summary does not deal with special classes of holders. For example, this summary does not address:

•

tax consequences to U.S. holders who may be subject to special tax treatment, such as certain financial institutions, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors and U.S. holders whose functional currency is not the U.S. dollar;

•

tax consequences to U.S. holders who hold Equity Units, ownership interests in the notes, applicable ownership interests in the Treasury portfolio, Treasury securities, purchase contracts or shares of our Common Stock as part of a straddle, hedge, conversion transaction or other integrated transaction for U.S. federal income tax purposes;

•

tax consequences to non-U.S. holders that are: (i) engaged in the conduct of a trade or business in the United States; (ii) controlled foreign corporations or (iii) passive foreign investment companies;

•	tax consequences to a non-U.S. holder that actually or constructively owns 10% or more of the total combined voting power of all classes of our stock;

•	alternative minimum tax, gift tax or estate tax consequences, if any; or
•	any state, local or foreign tax consequences.

This summary is based upon the Code, Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service (the “IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change. Any such change may be applied retroactively in a manner that could cause the tax consequences to vary materially from the consequences described below.

The IRS has issued a ruling addressing certain aspects of instruments substantially similar to the Equity Units. In the ruling, the IRS concluded that the notes issued as part of a unit with a purchase contract were debt for U.S. federal income tax purposes. However, notwithstanding the ruling, there is no assurance that the IRS or a court will agree with the tax consequences described below. U.S. holders should consult their own tax advisors with respect to the tax consequences to them of purchasing, owning and disposing of the notes, Treasury portfolio, Treasury securities and purchase contracts that are or may be the components of an Equity Unit and shares of our Common Stock, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in the U.S. federal or other tax laws.

U.S. HOLDERS

Ownership of Interests in the Notes, Treasury Securities or Treasury Portfolio

Each U.S. holder will be treated as owning the ownership interests in the notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of an Equity Unit for U.S. federal income tax purposes. We and, by acquiring Equity Units, each U.S. holder will be deemed to have agreed to treat the ownership interests in the notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units as owned by such U.S. holder for all tax purposes, and the remainder of this summary assumes such treatment.

Allocation of the Purchase Price

A U.S. holder’s acquisition of a Corporate Unit will be treated as an acquisition of an ownership interest in a note and the purchase contract constituting the Corporate Unit. The purchase price of each Corporate Unit will be allocated between the ownership interest in a note and the purchase contract in proportion to their respective fair market values at the time of purchase. This allocation will establish the U.S. holder’s initial tax basis in the ownership interest in a note and the purchase contract. We have determined that 100% of the issue price of a Corporate Unit is allocable to the ownership interest in a note and 0% is allocable to the purchase contract. By purchasing the Corporate Units, each U.S. holder will be deemed to have agreed to this allocation. This allocation is not binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price of a Corporate Unit will be respected for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of Equity Units

Upon a sale, exchange or other taxable disposition of an Equity Unit, a U.S. holder will be treated as having sold, exchanged or disposed of the purchase contract and the ownership interest in the note, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, that constitute the Corporate Unit or Treasury Unit. The proceeds realized on such disposition will be allocated between the purchase contract and the ownership interest in the note, applicable ownership interest in the Treasury portfolio or Treasury securities, in proportion to their respective fair market values at the time of disposition. A U.S. holder will generally recognize gain or loss equal to the difference between the portion of the proceeds allocable to the purchase contract and the ownership interest in the note, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be, and such U.S. holder’s adjusted tax basis in the purchase contract, ownership interest in the note, applicable ownership interest in the Treasury portfolio or Treasury securities, as the case may be. Subject to the discussion below under “—The Notes—Possible Alternative Characterization,” gain or loss from the sale of Equity Units will generally be capital gain or loss (less any portion allocable to accrued but unpaid interest, which will be treated as a payment of interest for U.S. federal income tax purposes), and such gain or loss will generally be long-term capital gain or loss if the U.S. holder held the Equity Units for more than one year at the time of such disposition. Under current U.S. federal income tax law (presently effective for tax years beginning before 2011), certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitation. However, to the extent a U.S. holder is treated as receiving an amount with respect to accrued acquisition discount, as described below under “—The Treasury Portfolio—Interest Income, Original Issue Discount and Acquisition Discount,” attributable to the applicable ownership interest in the Treasury portfolio or Treasury securities, such amounts will be treated as ordinary income to the extent not previously included in income.

If the disposition of an Equity Unit occurs when the purchase contract has a negative value, a U.S. holder should be considered to have received additional consideration for the ownership interest in the note, applicable ownership interest in the Treasury portfolio, or Treasury securities in an amount equal to such negative value and to have paid such amount to be released from such U.S. holder’s obligation under the purchase contract. U.S. holders should consult their tax advisors regarding a disposition of Equity Units at a time when the purchase contract has negative value.

The Notes

Interest Income

The treatment of an ownership interest in a note is not clear, as described below under “—Possible Alternative Characterization.” We, and by acquiring Corporate Units, each U.S. holder will be deemed to have agreed to treat the notes as indebtedness that is not subject to the contingent payment debt regulations for U.S. federal income tax purposes. We intend to take the position that a U.S. holder will be required to include such holder’s allocable share of the stated interest on the notes in gross income at the time the interest is paid or accrued in accordance with such holder’s regular method of tax accounting. The following discussion assumes such treatment applies with respect to the notes.

Sale, Exchange or Other Taxable Disposition of Ownership Interests in the Notes

Upon the sale, exchange or other taxable disposition of ownership interests in the notes (including the remarketing of the notes or a special event redemption), a U.S. holder will generally recognize capital gain or loss in an amount equal to the difference between the amount realized by such U.S. holder (which does not include amounts equal to any accrued and unpaid interest, which will be taxable as interest to the extent not previously included in gross income) and such U.S. holder’s tax basis in the ownership interests in the notes. A U.S. holder’s tax basis in the ownership interests in the notes will equal the portion of the purchase price of the Corporate Units allocated to the ownership interests in the notes. Capital gain or loss will be long-term capital gain or loss if at the time of the sale, exchange or other taxable disposition, the ownership interest in the note has been held for more than one year. Under current U.S. federal income tax law (presently effective for tax years beginning before 2011), certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

Possible Alternative Characterization

Because of certain features relating to the remarketing and reset of the notes, it is possible that the IRS could treat the notes as “contingent payment debt instruments.” Under that treatment (1) regardless of a U.S. holder’s regular method of tax accounting, such U.S. holder would be required to accrue interest income with respect to the notes on a constant yield basis at an assumed yield; (2) interest income that accrues at such assumed yield might exceed stated interest payments actually received; and (3) any gain and all or a portion of any loss on the sale, exchange or other taxable disposition of ownership interests in the notes generally would be ordinary rather than capital in nature. U.S. holders should consult their own tax advisors regarding the treatment of the notes, including the possible application of the contingent payment debt rules. We and, by acquiring Corporate Units, each U.S. holder will be deemed to have agreed not to treat the notes as contingent payment debt instruments, and the remainder of this summary assumes that the contingent payment debt rules do not apply to the notes.

Purchase Contracts

Acquisition of Common Stock under a Purchase Contract

A U.S. holder generally will not recognize gain or loss on the purchase of shares of our Common Stock under a purchase contract, except with respect to any cash paid to a U.S. holder instead of a fractional share of our Common Stock, which should be treated as paid in exchange for such fractional share. A U.S. holder’s aggregate initial tax basis in the shares of Common Stock received under a purchase contract should generally equal the purchase price paid for such shares of Common Stock, plus the properly allocable portion of such U.S. holder’s adjusted tax basis in the purchase contract (see “—Allocation of the Purchase Price”), less the portion of such purchase price allocable to any fractional share. The holding period for shares of our Common Stock received under a purchase contract will commence on the day following the acquisition of such shares of Common Stock.

Early Settlement of a Purchase Contract

A U.S. holder will not recognize gain or loss on the receipt of the U.S. holder’s ownership interest in the notes, Treasury securities or the Treasury portfolio upon early settlement of a purchase contract, and such holder’s tax basis in, and holding period for, the ownership interest in notes, Treasury securities or the Treasury portfolio will not be affected by the early settlement.

Termination of a Purchase Contract

If a purchase contract terminates, a U.S. holder will recognize a loss equal to such U.S. holder’s adjusted tax basis in the purchase contract at the time of the termination. In general, the loss will be capital loss and will be long-term capital loss if the U.S. holder held such purchase contract for more than one year at the time of such termination. The deductibility of capital losses is subject to limitations. In addition, in the event that the purchase contract agent sells a U.S. holder’s portion of a Treasury security, such U.S. holder will generally recognize gain or loss equal to the difference between the amounts of cash received for such holder’s portion of such Treasury securities and such holder’s adjusted tax basis in such portion of such Treasury security. See “—Sale, Exchange or Other Taxable Disposition of Equity Units,” above, for a discussion regarding the character of any such gain or loss. A U.S. holder will not recognize gain or loss on the receipt of such U.S. holder’s ownership interest in the notes, Treasury securities or the Treasury portfolio upon termination of the purchase contract, and such U.S. holder will have the same adjusted tax basis and holding period in the notes, Treasury securities or the Treasury portfolio as before such termination.

Adjustment to the Settlement Rate

A U.S. holder might be treated as receiving a constructive distribution from us if (1) the settlement rate is adjusted (or fails to be adjusted) and as a result of that adjustment (or failure to adjust) such U.S. holder’s proportionate interest in our assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to our Common Stock. Thus, under certain circumstances, an adjustment to (or a failure to adjust) the settlement rate might give rise to a taxable dividend to a U.S. holder even though such U.S. holder would not receive any cash.

Contract Adjustment Payments

There is no direct authority under current law that addresses the treatment of the contract adjustment payments, and their treatment is, therefore, unclear. We intend to report the contract adjustment payments as ordinary income to U.S. holders. Under this treatment, U.S. holders should include the contract adjustment payments in income when received or accrued, in accordance with their regular method of tax accounting. This discussion assumes the contract adjustment payments are so treated. However, other treatments are possible. U.S. holders should consult their tax advisors concerning the treatment of the contract adjustment payments.

Common Stock Acquired under a Purchase Contract

Distributions on Common Stock

Any distribution on shares of our Common Stock paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by a U.S. holder when received. Any such dividend will be eligible for the dividends received deduction if the U.S. holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction. For tax years beginning before 2011, individuals who receive dividends are eligible for a reduced rate of taxation if certain holding period and other requirements are satisfied.

Sale, Exchange or Other Taxable Disposition of Common Stock

Upon a sale, exchange or other taxable disposition of shares of our Common Stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in shares of our Common Stock (see “—Purchase Contracts—Acquisition of Common Stock under a Purchase Contract”). Such capital gain or loss will be long-term capital gain or loss if the U.S. holder held the shares for more than one year at the time of the disposition. Under current U.S. federal income tax law (presently effective for tax years beginning before 2011), certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.

The Treasury Portfolio

Interest Income, Original Issue Discount and Acquisition Discount

Following a special event redemption, if the Treasury portfolio contains interest-paying securities that are not Treasury strips, a U.S. holder will be required to recognize ordinary income to the extent of such holder’s pro rata portion of the interest paid with respect to such Treasury securities.

In addition, each U.S. holder will be required to treat such holder’s pro rata portion of each Treasury strip in the Treasury portfolio as a bond that was originally issued on the date the collateral agent acquired the relevant Treasury strip and that has original issue discount (or, in the case of short-term Treasury securities, acquisition discount, each as defined below) equal to such holder’s pro rata portion of the excess, if any, of the amounts payable on such Treasury strip over such holder’s pro rata portion of the purchase price of the Treasury strip acquired on behalf of holders of Corporate Units. Whether a U.S. holder is on the cash or accrual method of tax accounting, if such original issue discount exists, such holder will be required to include it (but not acquisition discount on short-term Treasury securities, as defined below) in gross income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis. The actual cash payments on the Treasury strips, however, will not be taxable.

In the case of any Treasury security with a maturity of one year or less from the date of its issue (a “short-term Treasury security”), if a U.S. holder is an accrual method taxpayer, in general, such holder will be required to include the excess of the amount payable at maturity with respect to such Treasury security over such holder’s U.S. federal income tax basis in the short-term Treasury security (“acquisition discount”) in gross income as it accrues. Unless such U.S. holder elects to accrue the acquisition discount on a short-term security on a constant yield to maturity basis, such acquisition discount will be accrued on a straight-line basis. If a U.S. holder is a cash method taxpayer, such holder will be required to recognize the acquisition discount as ordinary income upon payment on the short-term Treasury securities. A U.S. holder that obtains the release of its applicable ownership interest in the Treasury portfolio and subsequently disposes of such interest will recognize ordinary income on such disposition to the extent of any gain realized on any short-term Treasury security that does not exceed an amount equal to the ratable share of the acquisition discount on such Treasury security not previously included in income.

Tax Basis of the Applicable Ownership Interest in the Treasury Portfolio

A U.S. holder’s initial tax basis in such U.S. holder’s applicable ownership interest in the Treasury portfolio will equal such U.S. holder’s proportionate share of the amount paid by the collateral agent for the Treasury portfolio. A U.S. holder’s adjusted tax basis in the applicable ownership interest in the Treasury portfolio will be increased by the amount of original issue discount or acquisition discount included in gross income with respect thereto and decreased by the amount of cash received with respect to original issue discount or acquisition discount in the Treasury portfolio.

Treasury Units

Substitution of Treasury Securities to Create Treasury Units

A U.S. holder of Corporate Units who delivers Treasury securities to the collateral agent in substitution for notes or other pledged securities generally will not recognize gain or loss upon the delivery of such Treasury securities or the release of the notes or other pledged securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such holder with respect to such Treasury securities and notes or applicable ownership interests in the Treasury portfolio, and the holder’s tax basis in, and holding period for, the notes or the applicable ownership interests in the Treasury portfolio and the purchase contracts will not be affected by the delivery and release. U.S. holders should consult their tax advisors regarding the tax consequences of purchasing, owning and disposing of the Treasury securities so delivered to the collateral agent.

Substitution of the Notes or the Applicable Ownership Interests in the Treasury Portfolio to Recreate Corporate Units

A U.S. holder of Treasury Units who delivers notes or the applicable ownership interests in the Treasury portfolio to the collateral agent in substitution for pledged Treasury securities generally will not recognize gain or loss upon the delivery of such notes or the applicable ownership interests in the Treasury portfolio or the release of the pledged Treasury securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such holder with respect to such pledged Treasury securities and such notes or the applicable ownership interests in the Treasury portfolio. Such U.S. holder’s adjusted tax basis in the notes or the applicable ownership interests in the Treasury portfolio, the pledged Treasury securities and the purchase contract will not be affected by such delivery and release.

Information Reporting and Backup Withholding

Unless a U.S. holder is an exempt recipient such as a corporation, payments under the Equity Units, ownership interests in the notes, purchase contracts, applicable ownership interests in the Treasury portfolio, Treasury securities or shares of Common Stock, the proceeds received with respect to a fractional share of Common Stock upon the settlement of a purchase contract, and the proceeds received from the sale of the Equity Units, ownership interests in the notes, purchase contracts, applicable ownership interests in the Treasury portfolio, Treasury securities or shares of Common Stock, may be subject to information reporting. In addition, such amounts may be subject to U.S. federal backup withholding at the applicable rate if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

NON-U.S. HOLDERS

Payments of Principal and Interest on the Notes, Treasury Securities, and the Applicable Ownership Interest in the Treasury Portfolio

No U.S. withholding tax will be imposed on any payment of principal or interest (including any original issue discount or acquisition discount) on the notes, Treasury securities or applicable ownership interest in the Treasury portfolio, provided that the non-U.S. holder provides a properly executed IRS Form W-8BEN (or successor form).

Dividends

Dividends received by a non-U.S. holder on shares of our Common Stock generally will be subject to U.S. withholding tax at a 30% rate. In certain circumstances, a non-U.S. holder may be entitled to a reduced rate of withholding (or a complete exemption from withholding) pursuant to an applicable income tax treaty. In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN (or successor form). As discussed above, an adjustment (or failure to adjust) to the settlement rate may result in a constructive distribution that is treated as a taxable constructive dividend to the holder of Equity Units (see “U.S. HOLDERS—Purchase Contracts—Adjustment to the Settlement Rate”). If we determine that any such adjustment (or failure to adjust) results in a constructive dividend to a non-U.S. holder of Equity Units, we may withhold on amounts otherwise paid to the non-U.S. holder in order to pay the proper U.S. withholding tax on such constructive dividend.

Contract Adjustment Payments

We intend to treat any contract adjustment payments paid to a non-U.S. holder as amounts generally subject to U.S. withholding tax at a 30% rate. In certain circumstances, a non-U.S. holder may be entitled to a reduced rate of withholding (or a complete exemption from withholding) pursuant to an applicable income tax treaty. In order to claim any benefits of an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN (or successor form). Prospective investors should consult their own tax advisors concerning contract adjustment payments including the possibility that any contract adjustment payment may be treated as a loan, purchase price adjustment, rebate, or payment analogous to an option premium.

Sale, Exchange, or Other Taxable Disposition of Equity Units, Notes, Purchase Contracts, Treasury Securities, Applicable Ownership Interest in the Treasury Portfolio or Shares of Common Stock

Any gain recognized by a non-U.S. holder upon the sale, exchange, or other taxable disposition of Equity Units, notes, purchase contracts, Treasury securities, applicable ownership interest in the Treasury portfolio, or shares of our Common Stock generally will not be subject to U.S. federal income tax, unless (1) the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met or (2) in the case of purchase contracts or shares of our Common Stock, such purchase contracts or shares of our Common Stock are considered “United States real property interests” for U.S. federal income tax purposes.

Purchase contracts or shares of our Common Stock generally will be treated as United States real property interests if we are (or, during a specified period, have been) a “United States real property holding corporation” for U.S. federal income tax purposes. We believe that we have not been and are not currently a United States real property holding corporation, and we do not expect to become one in the future based on anticipated business operations.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest or dividends paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable treaty.

In general, no backup withholding will be required with respect to payments made by us on the Equity Units, notes, Treasury securities, applicable ownership interest in the Treasury portfolio or shares of our Common Stock if the non-U.S. holder has provided us with a properly executed IRS Form W-8BEN (or successor form) and we do not have actual knowledge or reason to know that the non-U.S. holder is a United States person. In addition, no information reporting or backup withholding will be required with respect to proceeds from a disposition of Equity Units, notes, Treasury securities, applicable ownership interest in the Treasury portfolio, or shares of our Common Stock (even if the disposition is considered to be effected within the United States or through a U.S. financial intermediary) if the payor receives a properly executed IRS Form W-8BEN (or successor form) and does not have actual knowledge or reason to know that the non-U.S. holder is a United States person, or if the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowable as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, the number of Equity Units indicated below:

Name	Number of Equity Units
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Banc of America Securities LLC
Goldman, Sachs & Co.
Lehman Brothers Inc.

Total	24,000,000

The underwriters are offering the Equity Units subject to their acceptance of the Equity Units from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Equity Units offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Equity Units offered by this prospectus supplement if any such Equity Units are taken. However, the underwriters are not required to take or pay for the Equity Units covered by the underwriters’ over-allotment option described below.

The underwriters initially propose to offer part of the Equity Units directly to the public at the public offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $   per Equity Unit under the public offering price. After the initial offering of the Equity Units, the offering price and other selling terms may from time to time be varied by the representatives.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 3,600,000 additional Equity Units at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Equity Units by this prospectus supplement. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Equity Units as the number listed next to the underwriter’s name in the preceding table bears to the total number of Equity Units listed next to the names of all underwriters in the preceding table.

The following table shows the per Equity Unit and total public offering price, underwriting discounts and commissions we will pay, and proceeds before expenses to us.

	Without over-allotment option		With over-allotment option
	Per Equity Unit	Total	Per Equity Unit	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds before expenses	$	$

The Equity Units are a new issue of securities with no established trading market. We will apply for listing of the Corporate Units on the New York Stock Exchange under the symbol “  .” We expect trading of the Corporate Units on the New York Stock Exchange to commence within 30 days of the initial delivery of the Corporate Units. We have been advised by the underwriters that they intend to make a market in the Equity Units but they are not obligated to do so and may discontinue their market making at any time without notice. We can provide no assurance as to the liquidity of any trading market for the Equity Units.

We have agreed that, for a period of 60 days from the date of this prospectus supplement, we will not, without the prior written consent of the representatives, dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock, subject to certain exceptions set forth in the underwriting agreement. The representatives in their sole discretion may release any of the securities subject to the lock-up agreement at any time without notice.

In order to facilitate the offering of the Equity Units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Equity Units. Specifically, the underwriters may sell more Equity Units than they are obligated to purchase under the underwriting agreement, creating a short position for its own account. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over- allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing Equity Units in the open market. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the Equity Units in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, Equity Units in the open market to stabilize the price of the Equity Units. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the Equity Units in the offering, if the syndicate repurchases previously distributed Equity Units to cover syndicate short positions or to stabilize the price of the Equity Units. These activities may raise or maintain the market price of the Equity Units above independent market levels or prevent or retard a decline in the market price of the Equity Units. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

We estimate that our expenses for the offering, excluding underwriting discounts and commissions will be approximately $600,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their affiliates have from time to time provided, and expect to provide in the future, investment banking, commercial banking and other financial services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. In particular, affiliates of Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Banc of America Securities LLC and Lehman Brothers Inc. are lenders under our credit agreements.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Equity Units will be passed upon for us by Shearman & Sterling LLP, New York, New York. Certain legal matters in connection with the offering of the Equity Units will be passed upon for the underwriters by Wilmer Cutler Pickering Hale and Dorr LLP and Davis Polk & Wardwell.

PROSPECTUS

CIT GROUP INC.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
WARRANTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

CIT Group Inc. may from time to time offer and sell shares of common stock, shares of preferred stock, depositary shares, senior debt securities, subordinated debt securities, warrants, stock purchase contracts or stock purchase units covered by this prospectus independently, or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.

We will provide the specific terms and prices of the securities that we may offer in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest in the securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CIT.”

We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 17, 2007.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any applicable pricing supplement may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the additional information described under “Where You Can Find More Information” before making an investment decision.

As used in this prospectus, the terms “CIT Group Inc.,” “CIT Group,” “CIT,” “we,” “us,” “our” and “the company” refer to CIT Group Inc., unless the context clearly indicates otherwise.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

CIT Group Inc. files annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s Web site at http://www.sec.gov. You may also read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such information may also be inspected at The New York Stock Exchange, 20 Broad Street, New York, New York 10005. You can also find information about us by visiting our Web site at www.cit.com. We have included our Web site address as an inactive textual reference only. Information on our Web site is not incorporated by reference into and does not form a part of this prospectus or any accompanying prospectus supplement.

We are incorporating by reference into this prospectus and any accompanying prospectus supplement the information that CIT Group Inc. files with the SEC, which means that we can disclose important information to you by referring you to those documents that have been filed with the SEC. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished under applicable SEC rules, rather than filed, until the completion of this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our Quarterly Reports on Form 10-Q for the periods ending March 31, 2007 and June 30, 2007, respectively;

•	CIT’s Definitive Proxy Statement filed with the SEC on April 4, 2007;

•

our Current Reports on Form 8-K filed with the SEC on January 9, 2007, January 17, 2007 (other than Item 7.01), January 23, 2007, January 25, 2007, January 30, 2007, February 1, 2007, February 6, 2007, February 13, 2007 (two filings), February 21, 2007, February 27, 2007, March 6, 2007, March 9, 2007, March 13, 2007, March 14, 2007, March 16, 2007, March 20, 2007, March 23, 2007, April 2, 2007, April 18, 2007 (other than Item 2.02), May 2, 2007, May 8, 2007, May 15, 2007, May 22, 2007, May 30, 2007, June 5, 2007, June 12, 2007, June 18, 2007, June 22, 2007 (two filings), July 3, 2007, July 5, 2007, July 18, 2007 (other than Item 7.01), August 3, 2007, August 7, 2007, August 8, 2007, August 14, 2007, August 28, 2007 and September 24, 2007; and

•	the description of our common stock contained in Form 8-A filed on June 26, 2002, and any amendment or report filed under the Exchange Act for the purpose of updating such description.

You may request a copy of these filings at no cost by writing or telephoning us at the following address or phone number:

Glenn Votek
Executive Vice President And Treasurer
CIT Group Inc.
1 CIT Drive
Livingston, New Jersey 07039
(973) 740-5000

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by the company may contain “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Any forward-looking statements contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus are subject to unknown risks, uncertainties and contingencies. Forward- looking statements are included, for example, in the discussions about:

•	our liquidity risk management;

•	our credit risk management;

•	our asset and liability risk management;

•	our funding, borrowing costs and net finance revenue;

•	our capital, leverage and credit ratings;

•	our operational risks, including the success of build-out initiatives, acquisitions and divestitures;

•	legal risks;

•	our growth rates;

•	our commitments to extend credit or purchase equipment; and

•	how we may be affected by legal proceedings.

All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Also, forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors that could cause such differences include, but are not limited to:

•	risks of economic slowdown, downturn or recession;

•	industry cycles and trends;

•	demographic trends;

•	risks inherent in changes in market interest rates and quality spreads;

•	funding opportunities and borrowing costs;

•	changes in funding markets, including commercial paper, term debt, bank deposits and the asset-backed securitization markets;

•	uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks;

•	adequacy of reserves for credit losses;

•	risks associated with the value and recoverability of leased equipment and lease residual values;

•	changes in laws or regulations governing our business and operations;

•	changes in competitive factors; and

•	future acquisitions and dispositions of businesses or asset portfolios.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong, and there are no guarantees about our performance. We do not assume the obligation to update any forward-looking statement for any reason, except as required by law.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, the net proceeds from any sale of the offered securities will be used to provide additional working funds for CIT Group Inc. CIT has not yet determined the amounts that it may use in connection with its business or that it may furnish to its subsidiaries.

DESCRIPTION OF DEBT SECURITIES

This section contains a description of the general terms and provisions of the debt securities that may be offered by this prospectus. We may issue senior debt securities and subordinated debt securities under one of two separate indentures between us and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The senior indenture and the subordinated indenture are referred to in this prospectus individually as the “indenture” and collectively as the “indentures.” The indentures may be supplemented from time to time.

This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

In addition, the material specific financial, legal and other terms, as well as any material U.S. federal income tax consequences, particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

Neither indenture limits the amount of debt that we may issue under the indenture or otherwise. Under the indentures, we may issue the securities in one or more series with the same or various maturities, at par or a premium, or with original issue discount.

Unless otherwise specified in the prospectus supplement, the debt securities covered by this prospectus will be our direct unsecured obligations. Senior debt securities will rank equally with our other unsecured and unsubordinated indebtedness. Subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our senior indebtedness. See “—Subordination” below. Any of our secured indebtedness will rank ahead of the debt securities to the extent of the value of the assets securing such indebtedness.

We conduct operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to meet our obligations under the debt securities will be largely dependent on the earnings of our subsidiaries and the distribution or other payment of these earnings to us in the form of dividends, loans or advances and repayment of loans and advances from us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts that will be due on our debt securities or to make any funds available for payment of amounts that will be due on our debt securities. Because we are a holding company, our obligations under our debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt securities, to participate in any distribution of assets of any of our subsidiaries, if such subsidiary were to be liquidated or reorganized, are subject to the prior claims of the subsidiary’s creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include, among other terms, some or all of the following, as applicable:

•	the title and series of such debt securities, which may include medium-term notes;

•	the total principal amount of the series of debt securities and whether there shall be any limit upon the aggregate principal amount of such debt securities;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the debt securities will be payable;

•

the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•

the place or places where the principal of or any premium or interest on such debt securities will be payable, where any of such debt securities that are issued in registered form may be surrendered for registration of, transfer or exchange, and where any such debt securities may be surrendered for conversion or exchange;

•

if such debt securities are to be redeemable at our option, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;

•

provisions specifying whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder of such debt securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•

if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•

provisions specifying whether the debt securities will be convertible into other securities of CIT and/or exchangeable for securities of CIT or other issuers and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of, and any premium or interest on any of such debt securities;

•

provisions specifying whether the principal of, and any premium or interest on such debt securities will be payable, at the election of CIT or a holder of debt securities, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on such debt securities;

•	provisions specifying whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•

provisions specifying whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•

in the case of subordinated debt securities, provisions specifying the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated in right of payment to other series of subordinated debt securities or other indebtedness of CIT, as the case may be, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	any deletions from, modifications of or additions to the events of default or covenants of CIT with respect to such debt securities;

•	terms specifying whether the provisions described below under “—Discharge; Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	terms specifying whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

The prospectus supplement relating to debt securities being offered pursuant to this prospectus will be attached to the front of this prospectus.

We may from time to time, without the consent of the existing holders of the debt securities, create and issue further debt securities having the same terms and conditions as the previously issued debt securities in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Such debt securities will be fungible with the previously issued notes to the extent specified in the applicable prospectus supplement or pricing supplement.

We may also in the future issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under either of the indentures described in this prospectus. Thus, any other debt securities that we may issue may be issued under other indentures or documentation containing provisions different from those included in the indentures or applicable to one or more issues of the debt securities described in this prospectus.

Negative Pledge

Neither indenture limits the amount of other securities that we or our subsidiaries may issue. However, each indenture contains a provision that we refer to in this prospectus as the “Negative Pledge” that provides that we will not pledge or otherwise subject to any lien any of our property or assets to secure indebtedness for money borrowed that is incurred, issued, assumed or guaranteed by us, subject to certain exceptions.

The terms of the Negative Pledge do nevertheless permit us to create:

•	liens in favor of any of our subsidiaries;

•	purchase money liens;

•	liens existing at the time of any acquisition that we may make;

•	liens in favor of the United States, any state or governmental agency or department to secure obligations under contracts or statutes;

•

liens securing the performance of letters of credit, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers’ acceptances, leases, surety and performance bonds and other similar obligations incurred in the ordinary course of business;

•	liens upon any real property acquired or constructed by us primarily for use in the conduct of our business;

•

arrangements providing for our leasing of assets, which we have sold or transferred with the intention that we will lease back these assets, if the lease obligations would not be included as liabilities on our consolidated balance sheet;

•	liens to secure non-recourse debt in connection with our leveraged or single-investor or other lease transactions;

•	consensual liens created in our ordinary course of business that secure indebtedness that would not be included in total liabilities as shown on our consolidated balance sheet;

•	liens created by us in connection with any transaction that we intend to be a sale of our property or assets;

•	liens on property or assets financed through tax-exempt municipal obligations;

•

liens arising out of any extension, renewal or replacement, in whole or in part, of any financing permitted under the Negative Pledge, so long as the lien extends only to the property or assets, with improvements, that originally secured the lien; and

•	liens that secure certain other indebtedness which, in an aggregate principal amount then outstanding, does not exceed 10% of our consolidated net worth.

In addition, under the subordinated indenture pursuant to which any of our senior subordinated debt is issued, we have agreed not to permit:

•

the aggregate amount of senior subordinated indebtedness outstanding at any time to exceed 100% of the aggregate amount of the par value of our capital stock plus our consolidated surplus (including retained earnings); or

•

the aggregate amount of senior subordinated indebtedness and junior subordinated indebtedness outstanding at any time to exceed 150% of the aggregate amount of the par value of the capital stock plus our consolidated surplus (including retained earnings).

Under the more restrictive of these tests, as of June 30, 2007, we could issue up to approximately $6.8 billion of additional senior subordinated indebtedness.

Consolidation, Merger or Sale

Subject to the provisions of the Negative Pledge described above, the indentures will not prevent us from consolidating or merging with any other person or selling our assets as, or substantially as, an entirety. However, we have agreed not to consolidate with or merge into any other person or convey or transfer or lease substantially all of our properties and assets to any person, unless, among other things:

•

the successor entity (if other than the company) expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and any premium and any interest on, all the debt securities then outstanding and the performance and observance of every covenant in the indentures that we would otherwise have to perform as if it were an original party to the indentures;

•

the person to which our properties and assets (as an entirety or substantially as an entirety) are sold expressly assumes, as a part of the purchase price, by a supplemental indenture the due and punctual payment of the principal of, and any premium and any interest on, all the debt securities then outstanding and the performance and observance of every covenant in the indentures that we would otherwise have to perform as if it were an original party to the indentures; and

•	the company or the successor entity (if other than the company), or purchaser of our properties and assets, as applicable, is not immediately thereafter in default under the indentures.

The successor entity or purchaser of our properties and assets, as applicable, will assume all our obligations under the indentures as if it were an original party to the indentures. After assuming the obligations, the successor entity will have all our rights and powers under the indentures.

Events of Default

An “event of default” means any one of the following events that occurs with respect to a series of debt securities issued under an indenture:

•	we fail to pay interest on any debt security of such series for 30 days after payment was due;

•	we fail to make the principal or any premium payment on any debt security of such series when due;

•	we fail to make any sinking fund payment or analogous obligation when due in respect of any debt securities of such series;

•

we fail to perform any other covenant in the indenture and this failure continues for 30 days after we receive written notice of it (other than any failure to perform in respect of a covenant included in the indenture solely for the benefit of another series of debt securities);

•

any event of default shall have occurred in respect of our indebtedness (including guaranteed indebtedness but excluding any subordinated indebtedness), and, as a result, an aggregate principal amount exceeding $25.0 million of such indebtedness is accelerated prior to its scheduled maturity and such acceleration is not rescinded or annulled within 30 days after we receive written notice; or

•	we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company.

The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. The events of default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. Other than as specified above, a default under our other indebtedness will not be a default under the indentures for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series.

If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or specified amount) on all debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy or insolvency of CIT, all unpaid principal amount (or specified amount) of and all accrued and unpaid interest on the outstanding debt securities of such series shall automatically become immediately due and payable.

The trustee may withhold notice to the holders of our debt securities of any default (except for defaults that involve our failure to pay principal of, premium, if any or interest, if any, or any sinking fund payment, if applicable, on any series of debt securities) if the trustee considers that withholding notice is in the interests of the holders of that series of debt securities.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount (or specified amount) of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:

•	we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•

we have cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the applicable indenture.

We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default.

If a default in the performance or breach of an indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding debt securities of all series under such indenture, by notice to the trustee, may waive any past event of default or its consequences under such indenture. However, an event of default cannot be waived with respect to any series of securities in the following two circumstances:

•	a failure to pay the principal of, and premium, if any, or interest on, any security; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

We are required to deliver to the trustee an annual statement as to our fulfillment of all of our obligations under the indentures.

Modification of Indenture

The indentures contain provisions permitting us and the trustee to amend, modify or supplement the indentures and any supplemental indenture under which the series of debt securities are issued. Generally, these changes require the consent of the holders of at least a majority of the outstanding principal amount of each series of debt securities affected by the change.

However, no modification of the maturity date or principal or interest payment terms, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights and no modification reducing the percentage required for modifications or modifying the foregoing requirements or reducing the percentage required to waive certain specified covenants is effective against any holder without its consent. In addition, no supplemental indenture shall adversely affect the rights of any holder of senior indebtedness with respect to subordination without the consent of such holder.

In computing whether the holders of the requisite principal amount of outstanding debt securities have taken action under an indenture or any supplemental indenture:

•

for an original issue discount security, we will use the amount of the principal that would be due and payable as of that date, as if the maturity of the debt had been accelerated due to a default; and

•

for a debt security denominated in a foreign currency or currencies, we will use the U.S. dollar equivalent of the outstanding principal amount as of that date, using the exchange rate in effect on the date of original issuance of the debt security.

Subordination

Our subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness. In the event of (1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to CIT or to its creditors, as such, or to its assets, or (2) any voluntary or involuntary liquidation, dissolution or other winding up of CIT, whether or not involving insolvency or bankruptcy or (3) any assignment for the benefit of creditors or (4) the taking of corporate action by CIT in furtherance of any such action or (5) the admitting in writing by CIT of its inability to pay its debts generally as they become due, then and in any such event the holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all senior indebtedness, or provision will be made for such payment in cash, before the holders of our subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, our subordinated debt securities, and to that end the holders of senior indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of our subordinated debt securities, which may be payable or deliverable in respect of the subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. By reason of such subordination, in the event of liquidation or insolvency of CIT, holders of senior indebtedness and holders of our other obligations that are not subordinated to senior indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

Subject to the payment in full of all senior indebtedness, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to receive payments or distributions of cash, property or securities of CIT applicable to such senior indebtedness until the principal of, any premium and interest on, our subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of, or any premium or interest on, our subordinated debt securities may be made (1) in the event and during the continuation of any default by CIT in the payment of principal, premium, interest or any other amount due on any of our senior indebtedness, or (2) if the maturity of any our senior indebtedness has been accelerated because of a default.

Our subordinated indenture does not limit or prohibit us from incurring additional senior indebtedness, which may include indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. Our senior debt securities will constitute senior indebtedness under our subordinated indenture.

The term “senior indebtedness” means all indebtedness of CIT outstanding at any time, except (1) our subordinated debt securities, (2) indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such indebtedness is subordinated to or ranks equally with our subordinated debt securities, (3) indebtedness of CIT to an affiliate, (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against CIT in a proceeding under federal or state bankruptcy laws, (5) trade accounts payable, (6) any indebtedness issued in violation of the instrument creating it and (7) any guarantee of indebtedness. Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Global Securities

We may issue the global securities in either registered or bearer form, in either temporary or permanent form. Unless the prospectus supplement specifies otherwise, debt securities, when issued, will be represented by a permanent global security or securities, and each permanent global security will be deposited with, or on behalf of, The Depository Trust Company, which we refer to as the Depositary, and registered in the name of a nominee of the Depositary. Investors may elect to hold interests in the global notes through either the Depositary (in the United States), or Clearstream or Euroclear (outside of the United States), if they are participants of those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold the interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in those capacities, the “U.S. Depositaries”). Except under the limited circumstances described below, permanent global securities will not be exchangeable for securities in definitive form and will not otherwise be issuable in definitive form.

Ownership of beneficial interests in a permanent global security will be limited to institutions that have accounts with the Depositary or its nominee (each a “participant”) or persons who may hold interests through participants. In addition, ownership of beneficial interests by participants in that permanent global security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for that permanent global security. Ownership of beneficial interests in that permanent global security by persons who hold through participants will be evidenced only by, and the transfer of that ownership interest within the participant will be effected only through, records maintained by that participant. The Depositary has no knowledge of the actual beneficial owners of securities. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer your beneficial interests in that permanent global security.

We have been advised by the Depositary that upon the issuance of a permanent global security and the deposit of that permanent global security with the Depositary, the Depositary will immediately credit on its book-entry registration and transfer system the respective principal amounts represented by that permanent global security to the accounts of participants.

The paying agent will make all payments on securities represented by a permanent global security registered in the name of or held by the Depositary or its nominee to the Depositary or its nominee, as the case may be, as the registered owner and holder of the permanent global security representing the securities. The Depositary has advised us that upon receipt of any payment of principal of, or premium or interest on, if any, a permanent global security, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that permanent global security as shown in the records of the Depositary or its nominee. We expect that payments by participants to owners of beneficial interests in a permanent global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” (i.e., the name of a securities broker or dealer), and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of CIT, any trustee, any agent of CIT, or any agent of a trustee will be responsible or liable for any aspect of the records relating to or payments made on account of beneficial interests in a permanent global security or for maintaining, supervising, or reviewing any of the records relating to such beneficial interests.

A permanent global security is exchangeable for definitive securities registered in the name of, and a transfer of a permanent global security may be registered to, any person other than the Depositary or its nominee, only if:

•

the Depositary notifies us that it is unwilling or unable to continue as Depositary for that permanent global security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor Depositary within 90 days;

•	we, in our discretion, determine that the permanent global security will be exchangeable for definitive securities in registered form; or

•

an event of default under the applicable indenture shall have occurred and be continuing, as described in the prospectus, and we, the applicable trustee, or the applicable registrar and paying agent notify the Depositary that the permanent global security will be exchangeable for definitive securities in registered form.

Any permanent global security which is exchangeable will be exchangeable in whole for definitive securities in registered form, of like tenor and of an equal aggregate principal amount as the permanent global security, in denominations of $1,000 and integral multiples thereof. Those definitive securities will be registered in the name or names of such person or persons as the Depositary shall instruct such trustee. We expect that those instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the permanent global security.

In the event definitive securities are issued, you may transfer the definitive securities by presenting them for registration to the registrar at its New York office, as the case may be. If you transfer less than all of your definitive securities, you will receive a definitive security or securities representing the retained amount from the registrar at its New York office, as the case may be, within 30 days of presentation for transfer. Definitive securities presented for registration must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee for the securities, duly executed by the holder or his attorney duly authorized in writing. You can obtain a form of written instrument of transfer from the registrar for the securities at its New York office. We may require you to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive securities, but otherwise transfers will be without charge. If we issue definitive securities,

•	principal of and interest on the securities will be payable in the manner described below;

•	the transfer of the securities will be registrable; and

•	the securities will be exchangeable for securities bearing identical terms and provisions.

If we issue definitive securities, we will do so at the office of the paying agent, including any successor paying agent and registrar for the securities.

We may pay interest on definitive securities, other than interest at maturity or upon redemption, by mailing a check to the address of the person entitled to the interest as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. The term “record date,” as used in this prospectus, means the close of business on the fifteenth day preceding any interest payment date.

Notwithstanding the foregoing, the Depositary, as holder of the securities, or a holder of more than $1 million in aggregate principal amount of securities in definitive form, may require a paying agent to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States, by sending appropriate wire transfer instructions. Such paying agent must receive these instructions not less than ten days prior to the applicable interest payment date.

A paying agent will pay the principal and interest payable at maturity or upon redemption by wire transfer of immediately available funds against presentation of a security at the office of the paying agent.

Except as provided above, owners of beneficial interests in a permanent global security will not be entitled to receive physical delivery of securities in definitive form and will not be considered the holders of these securities for any purpose under the applicable indenture, and no permanent global security will be exchangeable, except for another permanent global security of like denomination and tenor to be registered in the name of the Depositary or its nominee. So each person owning a beneficial interest in a permanent global security must rely on the procedures of the Depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a permanent global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take this action, and the participants would authorize beneficial owners owning through participants to give or take this action or would otherwise act upon the instructions of beneficial owners owning through them.

Where any debt securities of any series are issued in bearer form, the restrictions and considerations applicable to such debt securities and with respect to the payment, transfer and exchange of such debt securities will be described in the related prospectus supplement.

The Depository Trust Company. The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book- entry changes in accounts of the participants. By doing so, the Depositary eliminates the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

We believe that the sources from which the information in this section concerning the Depositary and the Depositary’s system has been obtained are reliable, but we take no responsibility for the accuracy of the information.

Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including Agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include the Agents. Indirect access to Clearstream, is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear. Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the Agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between participants in the Depositary will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets the settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depositary and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant in the Depositary will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream Participant or a Euroclear Participant to a participant in the Depositary will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Discharge; Defeasance and Covenant Defeasance

We may discharge certain obligations to the holders of any debt securities of any series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) if we deposit with the trustee, in trust, funds in the currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium and interest to the date of such deposit (if such debt securities have then become due and payable) or to the maturity date of such debt securities, as the case may be.

We also may, at our option, elect to:

•

discharge any and all of our obligations with respect to the debt securities of such series, except for, among other things, our obligation to register the transfer of or exchange such debt securities and to maintain an office or agency with respect to such debt securities (which we refer to in this prospectus as “defeasance”); or

•

release ourselves from our obligation to comply with certain restrictive covenants under the indentures, and to provide that any failure to comply with such obligations shall not constitute a default or an event of default with respect to such series of debt securities (which we refer to in this prospectus as “covenant defeasance”).

Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the scheduled due dates.

Such trust may only be established if, among other things:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

no event of default or event which with notice or lapse of time or both would become and an event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of such trust; and

•

we shall have delivered to the trustee an opinion of counsel to the effect that the deposit and related defeasance or covenant defeasance, as the case may be, would not cause the holders of the securities to recognize income, gain or loss for U.S. federal income tax purposes.

In the case of a defeasance, we must also deliver any ruling to such effect received from or published by the U.S. Internal Revenue Service.

Concerning the Trustee

The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), acts as trustee under our senior indenture and our subordinated indenture, as permitted by the terms thereof. At all times, the trustee must be organized and doing business under the laws of the United States, any state thereof or the District of Columbia, and must comply with all applicable requirements under the Trust Indenture Act.

The trustee may resign at any time by giving us written notice or may be removed:

•	by act of the holders of a majority in principal amount of a series of outstanding debt securities; or

•

if it (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States, any state thereof or the District of Columbia; (iii) becomes incapable of acting as trustee; or (iv) a court takes certain actions relating to bankruptcy, insolvency or reorganization.

If the trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the trustee for any cause, we, by or pursuant to a board resolution, will promptly appoint a successor trustee or trustees with respect to the debt securities of such series. We will give written notice to holders of the relevant series of debt securities, of each resignation and each removal of the trustee with respect to the debt securities of such series and each appointment of a successor trustee. Upon the appointment of any successor trustee, we, the retiring trustee and such successor trustee, will execute and deliver a supplemental indenture in which each successor Trustee will accept such appointment and which will contain such provisions as necessary or desirable to transfer to such successor trustee all the rights, powers, trusts and duties of the retiring trustee with respect to the relevant series of debt securities.

The trustee may be contacted at the following address: The Bank of New York, 101 Barclay Street–8W, New York, New York 10286, Attention: Corporate Finance. The form of senior indenture and the form of subordinated indenture were filed with the SEC as exhibits to the registration statement on January 20, 2006. Holders of any series of debt securities may obtain an indenture or any other documents relating to a series of debt securities by contacting us or the trustee or by accessing the SEC’s web site. See “Where You Can Find More Information.”

The Bank of New York (as successor to JPMorgan Chase Bank, N.A.) and certain of its affiliates have in the past and may in the future provide banking, investment and other services to us. A trustee under a senior indenture or a subordinated indenture may act as trustee under any of our other indentures.

New York Law to Govern

The indentures are governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

DESCRIPTION OF CAPITAL STOCK

This section contains a description of our capital stock. The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our certificate of incorporation, as amended, and our by-laws, as amended, which are incorporated by reference into the registration statement of which this prospectus is a part.

As of June 30, 2007, our authorized capital stock consisted of: (1) 600,000,000 shares of common stock, par value $0.01 per share, of which 214,362,042 shares were issued, including 190,706,063 that were issued and outstanding, and 23,656,779 that were issued and held in treasury; and (2) 100,000,000 shares of preferred stock, par value $0.01 per share, of which 14,000,000 shares of Series A preferred stock, with a liquidation preference of $25 per share, and 1,500,000 shares of Series B preferred stock, with a liquidation preference of $100 per share, were issued and outstanding.

Common Stock

Each share of our common stock entitles the holder thereof to one vote on all matters, including the election of directors, and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the shares of common stock will possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by the stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of preferred stock. Notwithstanding the foregoing, approval of the following three matters requires the vote of holders of 66 2/3% of our outstanding capital stock entitled to vote in the election of directors: (1) amending, repealing or adopting of by-laws by the stockholders; (2) removing directors (which is permitted for cause only); and (3) amending, repealing or adopting any provision that is inconsistent with certain provisions of our certificate of incorporation. The holders of common stock do not have any preemptive rights. There are no subscription, redemption, conversion or sinking fund provisions with respect to the common stock.

Subject to any preferential rights of any outstanding series of preferred stock that our board of directors may create, from time to time, the holders of common stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor. Upon liquidation of CIT, subject to the rights of holders of any preferred stock outstanding, the holders of common stock will be entitled to receive our assets remaining after payment of liabilities proportionate to their pro rata ownership of the outstanding shares of common stock.

Preferred Stock

Our board of directors has the authority, without further action of our stockholders, to issue up to 100,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designations of the series. The issuance of preferred stock could adversely affect the holders of common stock. The potential issuance of preferred stock may have the effect of discouraging, delaying or preventing a change of control of CIT, may discourage bids for the common stock at a premium over market price of the common stock and may adversely affect the market price of the common stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary, and you should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares for more complete information.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Withdrawal of Underlying Preferred Stock

Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately or by other equitable method, as may be determined by the depositary.

Voting

Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions with respect to the depositary shares representing the preferred stock.

Conversion or Exchange of Preferred Stock

If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for such other securities. Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us upon not less than 60 days’ notice whereupon the depositary shall deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares of preferred stock represented by such receipts. The deposit agreement will automatically terminate if (a) all outstanding depositary shares have been redeemed or converted into or exchanged for any other securities into or for which the underlying preferred stock are convertible or exchangeable or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with its duties in accordance with the deposit agreement. Holders of depositary receipts will pay transfer and other taxes and governmental and other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Reports

The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

In the event the depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other, the depositary will act on our claims, requests or instructions.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. This description is subject to the detailed provisions of a warrant agreement to be entered into between us and a warrant agent we select at the time of issue and the description in the prospectus supplement relating to the applicable series of warrants.

General

We may issue warrants to purchase debt securities, preferred stock, depositary shares, common stock or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We may issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the stock purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and (3) if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

Stock Purchase Contracts

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of common stock, preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

Stock Purchase Units

The stock purchase contracts may be issued separately or as a part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities, preferred securities or debt or equity obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. Any one or more of the above securities, common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral U.S. Treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares deliverable by such holders under stock purchase contracts requiring the holders to sell common stock, preferred stock or depositary shares to us.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the debt securities, common stock and preferred stock offered by this prospectus. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local, non-U.S. tax consequences of the purchase, ownership and disposition of the debt securities, common stock and preferred stock. This summary addresses only debt securities and shares of common or preferred stock held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•

persons holding our debt securities or shares, as applicable, as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

The tax consequences with respect to a particular offering of debt securities or shares of common or preferred stock with special characteristics are not discussed in this prospectus. The discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the relevant prospectus supplement or any pricing supplement for that offering.

In addition, the discussion below does not address the U.S. federal income tax consequences with respect to the purchase, ownership and disposition of receipts for depositary shares, warrants, or stock purchase contracts or units. If applicable, a discussion of the U.S. federal income tax consequences with respect to these securities will be set forth in the relevant prospectus supplement or any pricing supplement for that offering.

As used herein, a “U.S. Holder” is a beneficial owner of debt securities or shares of common or preferred stock, as the case may be, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person.

A “Non-U.S. Holder” is any beneficial owner of a note or share, as the case may be, that, for U.S. federal income tax purposes, is an individual, corporation, trust or estate that is not a U.S. Holder.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds debt securities or shares of common or preferred stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding debt securities or shares of common or preferred stock, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities or shares of common or preferred stock by the partnership.

THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK AND PREFERRED STOCK IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK OR PREFERRED STOCK BASED ON THEIR PARTICULAR CIRCUMSTANCES.

U.S. Federal Income Taxation of U.S. Holders

Debt Securities

Payments of Interest. Except as set forth below, interest on debt securities generally will be taxable to a U.S. Holder as ordinary income from domestic sources at the time that such interest is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount. Special tax accounting rules apply to debt securities issued with “original issue discount” (“OID”) for U.S. federal income tax purposes (“OID debt securities”). In general, debt securities will be treated as issued with OID if the “issue price” of the debt securities is less than their “stated redemption price at maturity” unless the amount of such difference is de minimis (i.e., less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). Regardless of the regular method of accounting used by a U.S. Holder for U.S. federal income tax purposes, OID generally must be accrued into gross income on a constant yield basis, in advance of the receipt of some or all of the cash attributable to such OID.

The “issue price” of debt securities will be the initial offering price to the public at which a substantial amount of the debt securities is sold for cash (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of debt securities is the sum of all payments to be made on the debt securities other than “qualified stated interest” payments. A “qualified stated interest” payment is stated interest that is unconditionally payable at least annually at a single fixed rate (appropriately taking into account the length of the interval between payments).

For OID debt securities having a term to maturity of more than one year, the amount of OID includible in gross income by a U.S. Holder of the OID debt securities is the sum of the “daily portions” of OID with respect to the OID debt securities for each day during the taxable year in which such U.S. Holder held the OID debt securities (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to such accrual period.

The amount of OID allocable to any accrual period is equal to the excess (if any) of (i) the product of the “adjusted issue price” of the OID debt securities at the beginning of such accrual period and the yield to maturity of the OID debt securities, as determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the sum of any qualified stated interest payments allocable to the accrual period. For this purpose, accrual periods may be of any length and may vary in length over the term of the OID debt securities provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or the end of an accrual period.

The adjusted issue price of OID debt securities at the start of any accrual period is equal to the issue price, increased by the accrued OID for each prior accrual period, and reduced by any prior payments with respect to the OID debt securities that were not qualified stated interest payments. Under the constant yield method for accruing OID, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID in successive accrual periods.

Debt securities may contain provisions allowing the debt securities to be redeemed prior to their stated maturity date at our option or at the option of holders. For purposes of determining yield and maturity, debt securities that may be redeemed prior to their stated maturity date at the option of the issuer generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Conversely, debt securities that may be redeemed prior to their stated maturity date at the option of the holder generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a higher yield to maturity. If the exercise of such an option does not occur, contrary to the assumptions made as of the issue date, then solely for purposes of the accrual of OID, the debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price.

Short-Term Debt Securities. In the case of debt securities that that have a fixed maturity of one year or less (“short-term debt securities”), all payments, including all payments of stated interest, will be included in the stated redemption price at maturity. The short-term debt securities will be treated for U.S. federal income tax purposes as having been issued with OID in the amount of the difference between their issue price and stated redemption price at maturity (unless the U.S. Holder elects to compute OID using tax basis instead of issue price). In general, U.S. Holders that use the accrual method of accounting for U.S. federal income tax purposes and certain other U.S. Holders are required to accrue OID in respect of short-term debt securities into gross income either on a straight-line basis or, if a U.S. Holder so elects, on a constant yield basis using daily compounding. U.S. Holders that are individuals and certain other U.S. Holders that use the cash method of accounting for U.S. federal income tax purposes are not required to accrue OID on short-term debt securities in advance of the receipt of payment unless they elect to do so. If such a U.S. Holder does not elect to accrue OID on short-term debt securities into gross income, then gain subsequently recognized upon the sale, retirement or other disposition of the short-term debt securities generally will be treated as ordinary interest income to the extent of the OID that has accrued through the date of such disposition. Furthermore, a non-electing U.S. Holder of short-term debt securities may be required to defer deductions for a portion of the U.S. Holder’s interest expense with respect to any indebtedness incurred or maintained to purchase or carry the short-term debt securities.

Variable Rate Debt Securities. Treasury regulations prescribe special rules for “variable rate debt instruments” that provide for the payment of interest based on certain floating or objective rates. In general, debt securities will qualify as variable rate debt instruments (“variable rate debt securities”) if (i) the issue price of the debt securities does not exceed the total non-contingent principal payments due in respect of the debt securities by more than an amount equal to the lesser of (A) 0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date and (B) 15% of the total non-contingent principal payments, and (ii) the debt securities provide for stated interest, paid or compounded at least annually, at “current values” of (A) one or more “qualified floating rates,” (B) a single fixed rate and one or more qualified floating rates, (C) a single “objective rate,” or (D) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A current value of a rate is the value of the rate on any date that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt securities are denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 can constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt securities

(e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap), a minimum numerical limitation (i.e., a floor) or a restriction on the amount of increase or decrease in the stated interest (i.e., a governor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such restrictions are fixed throughout the term of the variable rate debt securities or are reasonably expected to not have a significant effect on the yield of the variable rate debt securities.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). An objective rate is a “qualified inverse floating rate” if the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The Treasury regulations also provide that if debt securities provide for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If variable rate debt securities provide for stated interest at either a single qualified floating rate or a single objective rate throughout their term, and such interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such variable rate debt securities will constitute qualified stated interest that is included in gross income by U.S. Holders as received or accrued in accordance with their regular methods of accounting for U.S. federal income tax purposes. Thus, such variable rate debt securities generally will not be treated as having been issued with OID unless the variable rate securities are sold at a discount from their stated principal amount, subject to a de minimis exception. In general, the amount of qualified stated interest and OID, if any, that accrues during an accrual period on such variable rate debt securities is determined under the rules described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest that was accrued under the foregoing approach.

For other variable rate debt securities, the timing and amount of OID and qualified stated interest will be determined by converting the variable rate debt securities into “equivalent fixed rate debt instruments.” The conversion of the variable rate debt securities into equivalent fixed rate debt instruments generally involves substituting for any qualified floating rate or qualified inverse floating rate a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the issue date, or substituting for any objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. In the case of variable rate debt securities that provide for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the variable rate debt securities provide for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable rate debt securities as of their issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse rate, the variable rate debt securities are then converted into equivalent fixed rate debt instruments in the manner described above.

Once the variable rate debt securities are converted into equivalent fixed rate debt instruments pursuant to the foregoing rules, the timing and amount of OID and qualified stated interest, if any, are determined for the equivalent fixed rate debt instruments by applying the general OID rules to the equivalent fixed rate debt instruments. A U.S. Holder of such variable rate debt securities will account for OID and qualified stated interest as if the U.S. Holder held the equivalent fixed rate debt instruments. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instruments in the event that such amounts differ from the actual amount of interest accrued or paid on the variable rate debt securities during the accrual period.

Contingent Payment Debt Securities. If debt securities provide for variable rates of interest or other contingent payments but fail to qualify as variable rate debt securities under the rules described above, then the debt securities may become subject to the Treasury regulations governing “contingent payment debt instruments” (“contingent payment debt securities”). Under these Treasury regulations, a U.S. Holder of contingent payment debt securities generally would be required to accrue interest income each taxable year based upon a “comparable yield” for a hypothetical fixed rate debt instrument with no contingent payments but with terms and conditions otherwise similar to the contingent payment debt securities. We would be required to determine the comparable yield and prepare, solely for U.S. federal income tax purposes, a projected payment schedule that includes all non-contingent payments and estimates of the amount and timing of all contingent payments on the debt securities.

If the actual contingent payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments set forth on the projected payment schedule, adjustments will be made for such differences. A net positive adjustment for the amount by which actual contingent payments during the taxable year exceed the projected contingent payments for such taxable year, will be treated as additional interest income. A net negative adjustment for the amount by which actual contingent payments during the taxable year are less than the projected contingent payments for such taxable year (i) first, will reduce the amount of interest required to be accrued in the current taxable year, (ii) second, any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that the total interest inclusions previously accrued in respect of the contingent payment debt securities exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years, and (iii) third, any excess negative adjustments will be treated as a regular negative adjustment in the succeeding taxable year.

Upon the sale, retirement or other disposition of contingent payment debt securities, any gain recognized by a U.S. Holder would be treated as ordinary income. Any loss arising in such a disposition would be treated as an ordinary loss to the extent of any prior interest inclusions in respect of the contingent payment debt securities that have not previously been reversed. The balance of such loss generally would constitute a capital loss.

The U.S. federal income tax treatment of any debt securities that will be treated as contingent payment debt securities subject to these Treasury regulations will be more fully described in the relevant prospectus supplement or any applicable pricing supplement. The rules regarding contingent payment debt securities are complex. U.S. Holders should carefully examine the relevant prospectus supplement and any applicable pricing supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

Market Discount. If a U.S. Holder purchases debt securities (other than debt securities purchased at original issue at or above the issue price and other than short-term debt securities) for an amount that is less than their stated redemption price at maturity, or, in the case of OID debt securities, their adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder generally will be required to treat any payments received in respect of the debt securities, other than payments of qualified stated interest, and any gain derived from the sale, retirement or other disposition of the debt securities, as ordinary income to the extent of the market discount that has accrued on the debt securities (on a ratable basis or, at the election of the U.S. Holder, a constant yield basis) but has not previously been included in gross income by the U.S. Holder. In addition, a U.S. Holder may be required to defer until the maturity of the debt securities, or their earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense incurred on indebtedness incurred to purchase or carry such debt securities.

A U.S. Holder may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described above regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Acquisition Premium. If a U.S. Holder acquires OID debt securities for an amount greater than their adjusted issue price but less than the sum of all amounts (other than qualified stated interest) payable with respect to the OID debt securities after the date of acquisition, the OID debt securities will be treated as acquired at an acquisition premium. For OID debt securities acquired with acquisition premium, the amount of OID that the U.S. Holder must include in gross income with respect to the OID debt securities for any taxable year will be reduced by the portion of acquisition premium properly allocable to such taxable year.

Amortizable Bond Premium. If a U.S. Holder purchases debt securities for an amount in excess of the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the debt securities at a “premium” for U.S. federal income tax purposes. In such case, the U.S. Holder generally may elect to amortize the premium over the remaining term of the debt securities, on a constant yield method, as an offset to interest includible in gross income with respect to the debt securities, and the U.S. Holder would not be required to include OID, if any, in gross income in respect of the debt securities. In the case of debt securities that provide for alternative payment schedules, the amount of premium generally is determined by assuming that a holder will exercise or not exercise options in a manner that maximizes the holder’s yield, and that the issuer will exercise or not exercise options in a manner that minimizes the holder’s yield. Any election to amortize premium would apply to all debt securities (other than debt securities the interest on which is excludable from gross income) held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Election to Treat All Interest as OID. U.S. Holders may elect to treat all interest in respect of debt securities as OID and to calculate the amount includible in gross income for any taxable year under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. Holder makes this election for debt securities with amortizable bond premium, the election is treated as an election under the amortizable bond premium rules described above and the electing U.S. Holder will be required to amortize bond premium for all other debt instruments with amortizable bond premium held or subsequently acquired by the U.S. Holder. The election to treat all interest as OID must be made for the taxable year in which the U.S. Holder acquires the debt securities, and the election may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Sale, Retirement or Other Taxable Disposition of Debt Securities. Upon the sale, retirement or other taxable disposition of debt securities, a U.S. Holder generally will recognize U.S. source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis in the debt securities. In general, the U.S. Holder’s adjusted tax basis of the debt securities will equal the U.S. Holder’s cost for the debt securities, increased by all accrued OID or market discount previously included in gross income and reduced by any amortized premium and any cash payments previously received in respect of the debt securities other than qualified stated interest payments. Except as described above with respect to certain short-term debt securities, contingent payment debt securities and debt securities acquired at a market discount, and except with respect to gain or loss attributable to changes in exchange rates (as discussed below), such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the debt securities have been held for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Foreign Currency Debt Securities. In the case of debt securities denominated in a foreign currency (“foreign currency debt securities”), U.S. Holders will need to calculate and convert income into U.S. dollar values, and may be required to account for gain or loss in respect of exchange rate fluctuations, in accordance with special rules. In general, if an interest payment is made in a foreign currency to a U.S. Holder who is not required to accrue such interest prior to its receipt, the U.S. Holder will be required to include in gross income the U.S. dollar value of the interest payment, determined by translating the interest payment at the “spot rate” in effect for the foreign currency on the date that payment is received, regardless of whether the payment in fact is converted into U.S. dollars. The U.S. Holder will not recognize any exchange gain or loss with respect to the receipt of the interest payment.

A U.S. Holder who is required, under its method of accounting, to accrue interest on foreign currency debt securities prior to the receipt of the interest payment will be required to include in gross income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating interest at the average rate of exchange for the period or periods during which interest accrued. Upon receipt of an interest payment on the foreign currency debt securities (or the receipt of payment of sale or other disposition proceeds attributable to unpaid interest that was previously accrued into gross income), such a U.S. Holder will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of the payment, determined by translating the foreign currency received at the spot rate in effect for such foreign currency on the date received, and the U.S. dollar value of the interest income that the U.S. Holder has previously included in gross income with respect to the payment. Any exchange gain or loss generally will be treated as ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

For purposes of translating interest accruals under the foregoing rules, the average rate of exchange for an interest accrual period generally is the simple average of the exchange rates in effect for each business day of the application period (or another average that is reasonably derived and consistently applied by the U.S. Holder). A U.S. Holder may elect, however, to translate interest accruals at the spot rate in effect on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the U.S. Holder’s taxable year), or on the date that the interest payment is received if that date is within five business days of the end of the accrual period. The election would apply to all foreign currency debt securities held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS.

The amount of OID on foreign currency debt securities will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a U.S. Holder using the accrual method of accounting for U.S. federal income tax purposes, as described above. Likewise, a U.S. Holder will recognize exchange gain or loss when payments attributable to the OID are made to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of the payment (determined by translating any foreign currency received at the spot rate for the foreign currency on the date of payment). For this purpose, all receipts on foreign currency debt securities will be viewed (i) first, as the receipt of any periodic interest payments provided under the terms of the foreign currency debt securities, (ii) second, as the receipt of previously accrued OID (to the extent of such OID), with payments considered made beginning with the earliest accrual periods, and (iii) thereafter, as the receipt of principal.

If a U.S. Holder purchases foreign currency debt securities by making payment in the relevant foreign currency, then the initial tax basis of the foreign currency debt securities will be the U.S. dollar value of the foreign currency paid, determined at the time of purchase. In the case of foreign currency debt securities that are traded on an established securities market, a cash basis U.S. Holder (or an accrual basis

U.S. Holder that so elects) will determine the U.S. dollar value of the cost of the foreign currency debt securities by translating the amount paid at the spot rate in effect on the settlement date of the purchase. A U.S. Holder who purchases foreign currency debt securities with previously owned foreign currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between the U.S. Holder’s adjusted tax basis in the foreign currency and the fair market value of the foreign currency debt securities, in U.S. dollars, on the date of purchase. The exchange gain or loss will be ordinary income or loss.

When determining the amount of any gain or loss recognized by a U.S. Holder on the sale, retirement or other taxable disposition of foreign currency debt securities, the amount realized will be the U.S. dollar value of the amount realized in the foreign currency (other than amounts attributable to accrued but unpaid interest, which generally will be treated as a payment of interest), determined at the time of the sale, retirement or other taxable disposition and in accordance with the U.S. Holder’s applicable method of accounting for U.S. federal income tax purposes. In the case of foreign currency debt securities that are denominated in a foreign currency and traded on an established securities market, a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects) will determine the U.S. dollar value of the amount realized by translating at the spot rate in effect on the settlement date of the sale. A U.S. Holder will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and disposition of foreign currency debt securities. Such gain or loss generally will be treated as ordinary income or loss from U.S. sources. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the sale, retirement or other taxable disposition of the foreign currency debt securities.

A U.S. Holder’s tax basis in foreign currency received as interest on foreign currency debt securities will be the U.S. dollar value of the interest payment at the spot rate in effect on the date that the foreign currency is received. The tax basis in foreign currency received on the sale, retirement or other taxable disposition of foreign currency debt securities will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, retirement or other taxable disposition in the manner described above. Any gain or loss recognized by a U.S. Holder on a taxable disposition of the foreign currency will be ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in Treasury regulations or administrative pronouncements of the IRS.

Special rules apply to foreign currency debt securities that are denominated in one of certain hyperinflationary currencies, or that are denominated in multiple currencies. Prospective investors should carefully examine the relevant prospectus supplement and any pricing supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

Reportable Transactions. Treasury regulations dealing with the disclosure of certain “reportable transactions” could apply to investments in debt securities in some circumstances. In particular, under the Treasury regulations, a sale, retirement or other taxable disposition of foreign currency debt securities would be subject to disclosure requirements if such sale, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. Prospective investors in foreign currency debt securities should consult their own tax advisors to determine the disclosure obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Common and Preferred Stock

Distributions. A distribution paid by us in respect of common or preferred stock will constitute a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of any such dividend to a U.S. Holder will be included in the gross income of the U.S. Holder, as ordinary dividend income from U.S. sources. In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that such distributions to the U.S. Holder do not exceed the U.S. Holder’s adjusted tax basis in the shares of common or preferred stock with respect to which the distribution is paid, but rather will reduce the U.S. Holder’s adjusted tax basis in such common or preferred stock (but not below zero). To the extent that distributions exceed our current and accumulated earnings and profits as well as the U.S. Holder’s adjusted tax basis in the common or preferred stock, such distributions generally will be taxable as capital gain realized in respect of the common or preferred stock.

Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), dividends paid to certain non-corporate U.S. Holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of U.S. federal income tax, with a maximum rate of 15%, provided certain conditions and requirements are satisfied, such as minimum holding period requirements. U.S. Holders that are corporations may be eligible for a partial dividends-received deduction with respect to dividend distributions that are paid in respect of common or preferred stock, subject to certain conditions and requirements, such as minimum holding period requirements. There can be no assurance that we will have sufficient current or accumulated earnings and profits for distributions in respect of common or preferred stock to qualify as dividends for U.S. federal income tax purposes.

U.S. Holders should be aware that dividends exceeding certain thresholds in relation to such U.S. Holders’ tax basis in the common or preferred stock could be characterized as “extraordinary dividends” (as defined in section 1059 of the Code). Generally, a corporate U.S. Holder that receives an extraordinary dividend is required to reduce its tax basis in the common or preferred stock by the portion of such dividend that is not taxed because of the dividends received deduction, and is required to recognize taxable gain to the extent such portion of the dividend exceeds the U.S. Holder’s tax basis in the common or preferred stock. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of the common or preferred stock as long-term capital losses to the extent that the dividends received by them qualified for the reduced 15% tax rate on qualified dividend income, as described above. Prospective investors in common or preferred stock should consult their own tax advisors with respect to the potential application of the “extraordinary dividend” rules to an investment in the common or preferred stock.

Sale or Other Taxable Dispositions of Common or Preferred Stock. In general, a U.S. Holder will recognize capital gain or loss upon the sale or other taxable disposition of common or preferred stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and such U.S. Holder’s adjusted tax basis in the common or preferred stock at the time of the disposition. Any such capital gain will be long-term capital gain if the common or preferred stock has been held by the U.S. Holder for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), certain non-corporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax on long-term capital gains. The ability to utilize capital losses is subject to limitations under the Code.

Redemptions of Common Stock or Preferred Stock. A redemption of shares of common or preferred stock generally will be treated under section 302 of the Code as a distribution unless the redemption satisfies one of the tests set forth in section 302(b) of the Code and is therefore treated as a sale or exchange of the common or preferred stock that is redeemed. If a redemption of shares of common or preferred stock is treated as a sale or exchange, the redemption will be taxable as described under the caption “—Sale or Other Taxable Dispositions of Common or Preferred Stock” above, except that an amount received in respect of declared but unpaid dividends generally will be taxable as a dividend if we have sufficient current or accumulated earnings and profits, as described above under the caption “—Distributions.”

A redemption will be treated as a sale or exchange if it (i) results in a “complete termination” of a U.S. Holder’s interest in us, (ii) is “substantially disproportionate” with respect to a U.S. Holder, or (iii) is not “essentially equivalent to a dividend” with respect to a U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of common or preferred stock deemed owned by a U.S. Holder by reason of certain constructive ownership rules, as well as shares actually owned by such U.S. Holder, must be taken into account. A redemption of shares of common and preferred stock held by a U.S. Holder generally will qualify for sale or exchange treatment if the U.S. Holder does not own (actually or constructively) any shares of any classes of our common or preferred stock following the redemption, or if the U.S. Holder owns (actually or constructively) only an insubstantial percentage of our common or preferred stock, the redemption has the effect of decreasing such ownership percentage and the U.S. Holder does not participate in our control or management. However, the determination as to whether any of the tests of section 302(b) of the Code will be satisfied with respect to any particular U.S. Holder depends upon the facts and circumstances at the time of the redemption.

If a redemption of shares of common or preferred stock is treated as a distribution, the entire amount received will be taxable as described under the caption “—Distributions” above. In such case, a U.S. Holder’s adjusted tax basis in the redeemed shares of common or preferred stock generally will be transferred to any remaining shares of common or preferred stock held by such U.S. Holder immediately after the redemption. If a U.S. Holder does not own any other shares of common or preferred stock immediately after the redemption, such tax basis may, under certain circumstances, be transferred to shares of common or preferred stock held by a person related to such U.S. Holder, or the tax basis may be entirely lost.

Prospective investors should consult their own tax advisors for purposes of determining the tax consequences resulting from redemption of shares of common or preferred stock in their particular circumstances.

Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). In certain circumstances where a U.S. Holder’s ownership interest in us is increased, a U.S. Holder may be required to recognize dividend income prior to the payment of an actual dividend. Prospective investors should carefully examine the relevant prospectus supplement and any applicable pricing supplement and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

Backup Withholding and Information Reporting

In general, a U.S. Holder (other than corporations and other exempt holders) will be subject to information reporting requirements with respect to (i) payments of principal, premium, and interest (including OID, if any) paid in respect of, and the proceeds from a sale, redemption or other disposition before maturity of, the debt securities, and (ii) dividends and other taxable distributions paid in respect of, and the proceeds from a sale, redemption or other disposition of, the common or preferred stock. In addition, such a U.S. Holder may be subject to backup withholding (currently at a 28% rate) on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

U.S. Federal Income Taxation of Non-U.S. Holders

Debt Securities

Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

(a) payments of interest (including OID, if any) on the debt securities by CIT or our paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of CIT entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to CIT through stock ownership or a bank receiving interest described in section 881(c)(3)(A) of the Code;

•

the interest (including OID, if any) is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•	the interest (including OID, if any) is not considered contingent interest under section 871(h)(4)(A) of the Code and the Treasury regulations thereunder; and

•	the statement requirement set forth in section 871(h) or section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; and

(b) a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the debt securities, unless:

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

The certification requirement referred to in subparagraph (a) above will be fulfilled if (i) the beneficial owner of the debt securities certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that such beneficial owner is not a U.S. person and provides its name and address, and (ii) the beneficial owner files IRS Form W-8BEN or other successor form with the withholding agent, or in the case of debt securities held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of its trade or business, such financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN or other successor form from the beneficial owner and furnishes the withholding agent with a copy. With respect to debt securities held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership generally will be required to provide an IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

If a Non-U.S. Holder of debt securities is engaged in the conduct of a trade or business in the United States, and if premium (if any) or interest (including OID) on the debt securities, or gain realized on its sale, retirement or other taxable disposition of the debt securities is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as a U.S. Holder. See “U.S. Federal Income Taxation of U.S. Holders” above. In lieu of the certificates described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from withholding tax. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

Common and Preferred Stock

Distributions. Except as described below, dividends paid to a Non-U.S. Holder in respect of common or preferred stock generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. In order to claim the benefits of an applicable tax treaty, a Non-U.S. Holder will be required to satisfy applicable certification (for example, IRS Form W-8BEN or other applicable form) and other requirements prior to the distribution date. Non-U.S. Holders eligible for a reduced rate of U.S. federal withholding tax under an applicable tax treaty may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Dividends paid to a Non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally are exempt from the 30% U.S. federal withholding tax. Instead, any such dividends generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “U.S. Federal Income Taxation of U.S. Holders” above. Non-U.S. Holders will be required to comply with certification (for example, IRS Form W-8ECI or applicable successor form) and other requirements in order for effectively connected income to be exempt from the 30% U.S. federal withholding tax. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected dividends, subject to certain adjustments.

Sale or Other Taxable Disposition of Common or Preferred Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of common or preferred stock unless (i) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or (iii) we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the five year period (or shorter holding period for the common or preferred stock) ending on the date of the disposition. We have not been, are not and do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

Gain from the disposition of shares by a Non-U.S. Holder that is effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “U.S. Federal Income Taxation of U.S. Holders” above. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected gain from the disposition of shares, subject to certain adjustments. As discussed above under “—U.S. Holders—Redemption of Common or Preferred Stock,” the proceeds received from a redemption of shares of common or preferred stock may be treated as a distribution in certain circumstances, in which case, the discussion above under “—Distributions” would be applicable.

Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the relevant prospectus supplement and any applicable pricing supplement, and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

Backup Withholding and Information Reporting

In general, CIT or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of interest (including OID) on the debt securities, and dividends on the common or preferred stock, paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest and dividend payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the debt securities or shares of common or preferred stock provided that CIT or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined under the Code), and CIT or our paying agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or other applicable IRS Form W-8). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of debt securities or shares of common or preferred stock, as the case may be, that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of debt securities should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or pricing supplement and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the name of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or pricing supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or pricing supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or pricing supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement or pricing supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement or pricing supplement, and the applicable prospectus supplement or pricing supplement will set forth the commission payable for solicitation of such contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, all securities offered by this prospectus, other than our common stock that is listed on the New York Stock Exchange, will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement or pricing supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

24,000,000 Equity Units

CIT Group Inc.

(Initially Consisting of 24,000,000 Corporate Units)

October 17, 2007

Morgan Stanley
Citi

Banc of America Securities LLC
Goldman, Sachs & Co.
Lehman Brothers